                                                                    Exhibit 99.2

                                                                  CONFORMED COPY











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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             WIT CAPITAL GROUP, INC.

                                W/S MERGER CORP.

                                       AND

                        SOUNDVIEW TECHNOLOGY GROUP, INC.



                          DATED AS OF: OCTOBER 31, 1999


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




                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----

                                           ARTICLE I
                              The Merger; Effective Time; Closing

1.1     The Merger...........................................................................1
1.2     Effective Time.......................................................................2
1.3     Effects of the Merger................................................................3
1.4     Closing..............................................................................3

                                          ARTICLE II
                               Certificate of Incorporation and
                              Bylaws of the Surviving Corporation

2.1     Certificate of Incorporation.........................................................3
2.2     The Bylaws...........................................................................3

                                          ARTICLE III
                                 Directors and Officers of the
                                     Surviving Corporation

3.1     Directors............................................................................3
3.2     Officers.............................................................................3

                                          ARTICLE IV
                             Merger Consideration;  Conversion or
                             Cancellation of Shares in the Merger

4.1     Share Consideration for the Merger; Conversion or Cancellation of Shares in
        the Merger...........................................................................4
4.2     Exchange of Shares in the Merger.....................................................7
4.3     Fractional Shares....................................................................8

                                           ARTICLE V
                             Election Procedure; Other Agreements

5.1     Limitation on Election...............................................................9
5.2     Form of Election.....................................................................9
5.3     Revocation of Election...............................................................9
5.4     Decision of Exchange Agent...........................................................9
5.5     Certain Employee Actions and Agreements.............................................10
5.6     Employment Agreements...............................................................10
5.7     Retention Pool......................................................................10
5.8     Soundview Stock and Option Arrangements.............................................10

                                                                                          PAGE
                                                                                          ----

                                          ARTICLE VI
                          Representations and Warranties of SoundView

6.1     Organization; Qualification.........................................................11
6.2     Subsidiaries and Affiliates.........................................................12
6.3     Capitalization......................................................................12
6.4     Authorization; Validity of Agreement; SoundView Action..............................13
6.5     Board Approvals Regarding Transactions..............................................13
6.6     Vote Required.......................................................................13
6.7     Consents and Approvals; No Violations...............................................14
6.8     Governmental Documents and Financial Statements.....................................14
6.9     Compliance with Applicable Law......................................................15
6.10    Books and Records...................................................................16
6.11    Ineligible Persons..................................................................16
6.12    No Undisclosed Liabilities..........................................................16
6.13    Interim Operations..................................................................17
6.14    Absence of Certain Changes..........................................................17
6.15    Technology and Intellectual Property................................................18
6.16    Legal Proceedings...................................................................19
6.17    Employee Benefit Plans..............................................................19
6.18    Tax Matters; Government Benefits....................................................21
6.19    Labor and Employment Matters........................................................22
6.20    Contracts and Commitments...........................................................23
6.21    Insurance...........................................................................23
6.22    Personnel...........................................................................23
6.23    Insider Interests...................................................................23
6.24    Brokers or Finders..................................................................24

                                          ARTICLE VII
                             Representations and Warranties of Parent

7.1     Organization; Qualification.........................................................24
7.2     Subsidiaries and Affiliates.........................................................24
7.3     Capitalization......................................................................25
7.4     Authorization; Validity of Agreement; Parent Action.................................26
7.5     Board Approvals Regarding Transactions..............................................26
7.6     Vote Required.......................................................................26
7.7     Consents and Approvals; No Violations...............................................26
7.8     Governmental Documents and Financial Statements.....................................27
7.9     Compliance with Applicable Law......................................................27
7.10    Books and Records...................................................................29
7.11    Ineligible Persons..................................................................29
7.12    No Undisclosed Liabilities..........................................................29
7.13    Interim Operations..................................................................30
7.14    Absence of Certain Changes..........................................................30

                                                                                          PAGE
                                                                                          ----

7.15    Technology and Intellectual Property................................................31
7.16    Legal Proceedings...................................................................32
7.17    Employee Benefit Plans..............................................................32
7.18    Tax Matters; Government Benefits....................................................35
7.19    Labor and Employment Matters........................................................36
7.20    Contracts and Commitments...........................................................37
7.21    Insurance...........................................................................37
7.22    Insider Interests...................................................................37
7.23    Brokers or Finders..................................................................37

                                         ARTICLE VIII
                                          Covenants

8.1     Interim Operations of SoundView.....................................................37
8.2     Interim Operations of Parent........................................................40
8.3     Access; Confidentiality.............................................................42
8.4     Reasonable Best Efforts.............................................................42
8.5     Shareholders Meetings; Proxy Statement/Registration Statement.......................43
8.6     No Solicitation of Competing Transaction............................................44
8.7     Publicity...........................................................................44
8.8     Notification of Certain Matters.....................................................45
8.9     State Takeover Laws.................................................................45
8.10    Merger Sub Compliance...............................................................45
8.11    Expenses............................................................................45
8.12    Appointment of Director.............................................................45
8.13    Tax-Free Reorganization.............................................................45

                                          ARTICLE IX
                                          Conditions

9.1     Conditions to the Obligations of Parent and Merger Sub..............................46
9.2     Conditions to the Obligations of SoundView..........................................48

                                           ARTICLE X
                                      Termination/Survival

10.1    Termination.........................................................................50
10.2    Effect of Termination...............................................................52
10.3    No Survival of Representations and Warranties and Covenants.........................52

                                          ARTICLE XI
                                         Definitions

11.1    Definitions.........................................................................52

                                          ARTICLE XII
                                         Miscellaneous

                                                                                          PAGE
                                                                                          ----

12.1    Disputes............................................................................60
12.2    Amendments; Extension; Waiver.......................................................60
12.3    Entire Agreement....................................................................60
12.4    Specific Performance; Injunctive Relief.............................................61
12.5    Interpretation......................................................................61
12.6    Severability........................................................................61
12.7    Notices.............................................................................61
12.8    Binding Effect; Persons Benefitting; No Assignment..................................63
12.9    Counterparts........................................................................63
12.10   Governing Law.......................................................................63
12.11   Jurisdiction; Waiver of Jury Trial and Certain Damages..............................63

                          AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of October 31, 1999, among Wit Capital Group, Inc., a Delaware corporation ("Parent"), W/S Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and SoundView Technology Group, Inc., a Delaware corporation ("SoundView").

                                    RECITALS

        WHEREAS, the Boards of Directors of Parent, Merger Sub and SoundView each have determined that it is in the best interests of their respective stockholders for Merger Sub to merge with and into SoundView upon the terms and subject to the conditions of this Agreement;

        WHEREAS, for federal income tax purposes, it is intended that the Merger (as hereinafter defined in Section 1.1) shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

        WHEREAS, Parent, Merger Sub and SoundView desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, Parent, Merger Sub and SoundView hereby agree as follows:

                                    ARTICLE I

                       THE MERGER; EFFECTIVE TIME; CLOSING


        1.1 THE MERGER. Subject to the terms and conditions of this Agreement and the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as hereinafter defined), SoundView and Merger Sub shall consummate a merger (the "Merger") in which (a) Merger Sub shall be merged with and into SoundView and the separate corporate existence of Merger Sub shall thereupon cease, (b) SoundView shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of SoundView with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." At the election of Parent, with prior notice and consultation with SoundView, any direct wholly owned subsidiary of Parent may be substituted for Merger Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing. If at any time after December 15, 1999, Parent is unable to satisfy the condition set forth in Section 9.1(i), Parent shall be entitled to restructure the Merger so that at the Effective Time, SoundView shall be merged with and into Merger Sub and the separate corporate existence of SoundView shall thereupon cease, Merger Sub shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except that the name of Merger Sub shall be changed to SoundView Technology Group, Inc.; provided, however, that no such election shall be effective if such restructuring would be materially adverse to the stockholders of SoundView or if within 5 business days after the date such election is communicated in writing to SoundView, Parent shall have received an opinion of Morrison & Foerster LLP or other counsel reasonably acceptable to Parent addressed to Parent to the effect set forth in Section 9.1(i) and such
Section 9.1(i) shall thereafter be amended so as to replace references to "Skadden Arps Slate Meagher & Flom LLP" with "Morrison & Foerster LLP" or such other counsel in all places where it appears therein. In the event the foregoing election is effective, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing. If at any time after December 15, 1999, SoundView is unable to satisfy the condition set forth in Section 9.2(h), SoundView shall be entitled to restructure the Merger so that at the Effective Time, SoundView shall be merged with and into Merger Sub and the separate corporate existence of SoundView shall thereupon cease, Merger Sub shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except that the name of Merger Sub shall be changed to "SoundView Technology Group, Inc."; provided, however, that no such election shall be effective if such restructuring would be materially adverse to the business, operations or financial condition of SoundView or if within 5 business days after the date such election is communicated in writing to Parent, SoundView shall have received, an opinion of Skadden Arps Slate Meagher & Flom LLP or other counsel reasonably acceptable to SoundView addressed to SoundView to the effect set forth in Section 9.2(h) and such Section 9.2(h) shall thereafter be amended so as to replace references to "Morrison & Foerster LLP" with "Skadden Arps Slate Meagher & Flom LLP" or such other counsel in all places where it appears therein. In the event the foregoing election is effective, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

        1.2 EFFECTIVE TIME. Subject to the terms and conditions of this Agreement, as soon as practicable after the satisfaction of the conditions set forth in Article IX, Parent, Merger Sub and SoundView will cause an appropriate Certificate of Merger (the "Certificate of Merger") to be executed and filed on the date of the Closing (as hereinafter defined in Section 1.4) (or on such other date as Parent and SoundView may agree) with the Secretary of State of the State of Delaware in the manner provided in the DGCL. The Merger shall become effective on the close of business on the date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

        1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Delaware law. Without limiting the generality of the foregoing, at the Effective Time, all the properties, rights, privileges, powers and franchises of SoundView and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of SoundView and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 CLOSING. The closing of the Merger (the "Closing") shall take place
(a) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. on the first business day following the later of (i) the date on which the last of the conditions set forth in Article IX hereof shall be fulfilled or waived in accordance with this Agreement and (ii) January 7, 2000 or (b) at such other place, time and date as Parent and SoundView may agree.


                                   ARTICLE II

                     CERTIFICATE OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

        2.1 CERTIFICATE OF INCORPORATION. At the Effective Time and in accordance with the DGCL, the Restated Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation except that the name of the corporation shall be "SoundView Technology Group, Inc., until thereafter amended in accordance with applicable law.

        2.2 THE BYLAWS. At the Effective Time and without any further action on the part of SoundView, Merger Sub or the Surviving Corporation, the Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation.


                                   ARTICLE III

                             DIRECTORS AND OFFICERS
                          OF THE SURVIVING CORPORATION

        3.1 DIRECTORS. Ronald Readmond, Mark Loehr and Russell Crabs shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified.

        3.2 OFFICERS. The officers of SoundView at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified.

                                   ARTICLE IV

                              MERGER CONSIDERATION;
                           CONVERSION OR CANCELLATION
                             OF SHARES IN THE MERGER

        4.1 SHARE CONSIDERATION FOR THE MERGER; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER. The manner of converting or canceling shares of SoundView and Merger Sub in the Merger shall be as follows:

               (a) NON-ELECTING SHARES. At the Effective Time, each share of common stock, par value $0.01 per share, of SoundView ("SoundView Common Stock") issued and outstanding immediately prior to the Effective Time (such shares of SoundView Common Stock being referred to hereinafter as the "Shares"), other than (i) Shares as to which an election to receive cash has been properly made pursuant to Article V hereof and not revoked, relinquished or lost (such Shares being referred to hereinafter as "Electing Shares"), (ii) Shares as to which dissenters' rights have been properly asserted and not withdrawn or lost under
Section 262 of the DGCL (such Shares being referred to hereinafter as "Dissenting Shares") and (iii) Shares owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent (collectively, "Parent Companies") or SoundView, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired and be converted into (x) that number of shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") together with the associated rights (the "Parent Rights") to purchase shares of Series A Junior Participating Preferred Stock of Parent issued pursuant to the Rights Agreement dated June 7, 1999 between Parent and American Stock Transfer Company as Rights Agent (the "Parent Rights Agreement") (the shares of Parent Common Stock together with the Parent Rights being referred to herein as the "Parent Shares"), rounded to the nearest thousandth of a share (with "5" being rounded downward), equal to the quotient (the "Exchange Ratio") derived by dividing $81.2387 by the average of the mean between the closing bid and ask prices (as reported for the primary trading session (currently ending at 4:00 p.m.) on the Nasdaq National Market ("NNM")) of Parent Shares during the period (the "Exchange Rate Period") comprised of the seven consecutive trading days ending on the fifth trading day prior to such date not more than twenty and not less than ten days prior to the date then scheduled for the Closing as is determined in advance by resolution of Parent's Board of Directors (the "Average Stock Price"); PROVIDED, HOWEVER, that the Exchange Ratio shall not be greater than 5.220 or less than 4.376 and (y) cash in lieu of fractional Parent Shares as contemplated by Section 4.3. Shares other than Electing Shares, Dissenting Shares and Parent Companies Shares are sometimes referred to herein as "Non-electing Shares").

               (b) ELECTING SHARES. At the Effective Time, on the terms and subject to the conditions hereinafter set forth in Article IX, each Electing Share shall, by virtue of the Merger and the election made with respect thereto, cease to be outstanding, be canceled and retired and be converted into cash in an amount equal to $81.2387 without interest thereon at any time (the "Cash Value per Share").

               (c) DISSENTING SHARES. Dissenting Shares shall not be converted into or represent a right to receive the consideration set forth in Section 4.1 but the holder of such Shares shall be entitled only to such rights as are provided by the DGCL, and Parent shall be solely responsible for the payment of any amounts due in respect of such Dissenting Shares pursuant to the DGCL. If any holder of Shares which theretofore were Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) such holder's right to appraisal under Section 262 of the DGCL, then as of the occurrence of such withdrawal or loss such holder's Share shall automatically be restored to the status of Non-electing Shares.

               (d) PARENT HOLDINGS. At the Effective Time, each Share issued and outstanding and owned by Parent or any Parent Subsidiary immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be canceled and retired without payment of any consideration therefor.

               (e) MERGER SUB SHARES. At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the holder thereof, cease to be outstanding, be canceled and retired and be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

               (f) SOUNDVIEW STOCK OPTIONS. Except as set forth below, the terms and provisions of the SoundView Stock Option Plan (as defined below) shall continue in full force and effect and shall govern each option (or portion thereof, as the case may be) outstanding immediately prior to the Effective Time under any SoundView Stock Option Plan, whether vested, unvested, exercisable or unexercisable (a "SoundView Stock Option"). At the Effective Time, each SoundView Stock Option then outstanding shall be automatically converted, without any further action, into an option to purchase Parent Shares. The number of shares of SoundView Common Stock to be substituted for shall be equal to the number of shares of Parent Common Stock together with the Parent Rights, rounded down to the nearest whole number, which is equal to the number of shares of SoundView Common Stock that were subject to such SoundView Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, at an exercise price equal to the per share exercise price of each such SoundView Stock Option immediately prior to the Effective Time divided by the Exchange Ratio. Notwithstanding any vesting schedule set forth in or pursuant to any SoundView Stock Option Plan or SoundView Stock Option, any SoundView Stock Options of any SoundView employee outstanding and not yet vested at the Effective Time shall, except to the extent forfeited pursuant to the terms of the applicable SoundView Stock Option Plan or SoundView Stock Option, vest on each March 31, June 30, September 30 and December 31 commencing March 31, 2000 and ending December 31, 2002 at the rate as nearly as practical equal to one-twelfth of such unvested SoundView Stock Options of such SoundView employee. Such options for Parent Common Stock shall for purposes of this Agreement be called "Parent Common

Stock Options." All of the Parent Common Stock Options held by an employee shall vest immediately upon the occurrence of (i) the termination by Parent of such employee's employment by Parent and its Subsidiaries without Cause; (ii) the acquisition or creation by Parent of an additional business as a result of which SoundView's institutional brokerage business, as developed and expanded within Parent, is no longer Parent's primary institutional brokerage business; (iii) the acquisition or creation by Parent of an additional business as a result of which SoundView's investment banking technology group or research technology group, as developed and expanded within Parent, is no longer Parent's primary investment banking technology group or research technology group, respectively; or (iv) the completion by Parent of a merger or consolidation or the completion by another Person of a tender offer or exchange offer for, or purchase of, shares of capital stock of Parent as a result of which both (A) the Persons who were the holders of all of the shares of common stock of Parent immediately prior to completion of such merger, consolidation, tender offer, purchase or exchange offer hold shares of capital stock of Parent or a company of which Parent is then a Subsidiary representing less than 50% of the voting power of all classes of capital stock of Parent or such other company, as the case may be, and (B) the individuals constituting the Board of Directors of Parent immediately prior to completion of such merger, consolidation, tender offer, purchase or exchange offer constitute less than 50% of the Board of Directors of Parent or such other company, as the case may be. Notwithstanding any other provisions of the SoundView Stock Options and SoundView Stock Option Plans to the contrary, with respect to any Parent Common Stock Option that was vested prior to the Effective Time (x) upon exercise thereof after the Effective Time and prior to the first anniversary of the Effective Time, Parent shall issue to the Person exercising such option three certificates for the Parent Shares issuable upon such exercise, each of which shall be for a number of Parent Shares as nearly equal as practicable to one-third of such Parent Shares, (A) the first of which shall contain no restrictive legend other than as may be required by the Securities Act, (B) the second of which shall be subject to a restrictive legend substantially in the form set forth in Exhibit A hereto providing for a one-year restriction from the Effective Time on transfer and (C) the third of which shall be subject to a restrictive legend substantially in the form set forth in Exhibit B hereto providing for a two-year restriction from the Effective Time on transfer or (y) upon exercise thereof on or after the first anniversary of the Effective Time and prior to the second anniversary of the Effective Time, Parent shall issue to the Person exercising such option two certificates for the Parent Shares issuable upon such exercise, (A) one of which shall be for a number of Parent Shares as nearly equal as practicable to two-thirds of such Parent Shares and which shall contain no restrictive legend other than as may be required by the Securities Act and (B) the other of which shall be for the balance of such Parent Shares and which shall contain a restrictive legend substantially in the form set forth in Exhibit A hereto providing for a restriction on transfer through the second anniversary of the Effective Time. Parent and SoundView shall take such actions as may be necessary to amend their stock option plans and stock option agreements to reflect the foregoing agreements for all periods on and after the Effective Time. For purposes of this Agreement, the term "SoundView Stock Option Plan" means SoundView's 1995 Stock Option Plan (the "SoundView Stock Option Plan"). Parent shall use all reasonable efforts to cause to be reserved for issuance the number of Parent Shares issuable upon exercise of the Parent Common Stock Options referred to in this Section 4.1(f) and, as soon as reasonably practicable after the Effective Time, Parent shall use all reasonable efforts to cause to be filed a registration statement on Form S-8 (or any successor or other appropriate form) under the Securities Act, or an amendment to an existing registration statement of Form S-8, to register the Parent Shares issuable upon exercise of the Parent Common Stock Options.

               (g) CHANGES IN CAPITALIZATION. If between the date of this Agreement and the Effective Time, the outstanding Parent Shares shall be changed into a different number of shares or a different class by reason of any reclassification, reorganization, consolidation, merger, recapitalization, split-up, combination or exchange of shares or if a stock dividend thereon shall be declared with a record date within said period, the number of Parent Shares to be issued in the Merger shall be appropriately adjusted. Nothing in this
Section 4.1(g) shall be deemed to constitute a waiver by SoundView of the provisions of Section 8.2 hereof.

        4.2 EXCHANGE OF SHARES IN THE MERGER. The manner of making exchange of Shares in the Merger shall be as follows:

               (a) At the Effective Time, Parent shall make available to American Stock Transfer Company or such other exchange agent as may be selected by Parent (the "Exchange Agent") for the benefit of the holders of Shares, a sufficient number of certificates representing the aggregate number of Parent Shares issuable pursuant to Section 4.1 (the certificates representing such aggregate number of Parent Shares being hereinafter referred to as the "Stock Merger Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable written instructions, deliver the Parent Shares contemplated to be issued pursuant to Section 4.1 out of the Stock Merger Exchange Fund. The Stock Merger Exchange Fund shall not be used for any other purpose.

               (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates")
(i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for the Shares represented by such Certificates the consideration applicable to such Shares and the Certificates so surrendered shall forthwith be canceled. Upon such surrender, the Exchange Agent shall issue to each holder three certificates for the Parent Shares included in such consideration, (A) the first of which shall be for a number of Parent Shares as nearly equal as practicable to 34.84% of such Parent Shares and shall contain no restrictive legend other than as may be required by the Securities Act, (B) the second of which shall be for a number of Parent Shares as nearly equal as practicable to 32.58% of such Parent Shares and shall be subject to a restrictive legend substantially in the form set forth in Exhibit A hereto providing for a one-year restriction on transfer and (C) the third of which shall be for a number of Parent Shares as nearly equal as practicable to 32.58% of such Parent Shares and shall be subject to a restrictive legend substantially in the form set forth in Exhibit B hereto providing for a two-year restriction on transfer. Until so surrendered, such Certificates shall represent solely the right to receive the consideration applicable to such Share. No dividends or other distributions that are declared after the Effective Time on Parent Shares and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Shares until Certificates representing the right to receive such Parent Shares are surrendered in appropriate form. Upon such surrender, there shall be paid to the Person in whose name the Parent Shares are issued any dividends or other distributions having a record date after the Effective Time and a payment date prior to the time of such surrender. After such surrender there shall be paid to the Person in whose name the Parent Shares are issued any dividends or other distributions on such Parent Shares which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any certificate representing Parent Shares is to be issued or cash payment in lieu of fractional share interests is to be made to a Person other than the one in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any applicable transfer or other similar taxes, or shall establish to the satisfaction of the Exchange Agent that any such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Parent Shares or dividends thereon, or, in accordance with
Section 4.3, cash in lieu of fractional Parent Shares, delivered to a public official when and if required by applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Shares for the account of the Persons entitled thereto.

               (c) Any portion of the Stock Merger Exchange Fund and the Fractional Securities Fund (as hereinafter defined in Section 4.3) which remains unclaimed by the former stockholders of SoundView for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholders of SoundView shall thereafter look only to Parent for payment of their claim for the consideration for the Shares, including any cash in lieu of fractional Parent Shares.

        4.3 FRACTIONAL SHARES. No fractional Parent Shares shall be issued in the Merger. In lieu of any such fractional securities, each holder of Shares who would otherwise be entitled to a fraction of a Parent Share upon surrender of Certificates for exchange pursuant to this Article IV will be paid an amount in cash (without interest) determined by multiplying (i) the Average Stock Price (but not more than $18.5625 or less than $15.5625) by (ii) the fraction of a Parent Share to which such holder would otherwise be entitled. Parent shall make available to the Exchange Agent sufficient funds (herein referred to as the "Fractional Securities Fund") as and when necessary to enable the Exchange Agent to make the cash payments contemplated hereby. In no event shall interest be paid or accrued on any such cash payments.

                                    ARTICLE V

                      ELECTION PROCEDURE; OTHER AGREEMENTS

        5.1 LIMITATION ON ELECTION. No holder of Shares may elect to receive cash with respect to a number of Shares in excess of the product of (a) the number of Shares of which such holder is the holder of record at the Effective Time times (b) a fraction the numerator of which is the excess of (i) the lesser of the shareholders' equity of SoundView as of December 31, 1999 or $30 million, in each case less any distributions in respect of the Shares declared or made after December 31, 1999 and not reflected in such shareholders' equity over (ii) the product of the sum of (A) the number of Dissenting Shares that are not Electing Shares times the Cash Value per Share plus (B) the number of Old Agreement Securities that are not Dissenting Shares or Electing Shares and the denominator of which is the product of the number of Shares issued and outstanding plus the number of Shares subject to unexercised SoundView Stock Options immediately prior to the Effective Time times the Cash Value per Share.

        5.2 FORM OF ELECTION. A form of election (the "Form of Election") shall be mailed to holders of Shares of record as of ten days prior to the then-scheduled Effective Date. Any such holder's election to receive cash pursuant to this Article V shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m. New York time on the business day preceding the fifth day prior to the Effective Date, a Form of Election properly completed and accompanied by certificates for the shares to which such Form of Election relates (or an appropriate guarantee of delivery guaranteeing that the certificates for such shares will be delivered prior to the Effective Time), as set forth in such Form of Election, duly endorsed in blank or otherwise in form acceptable for transfer on the books of SoundView.

        5.3 REVOCATION OF ELECTION. Any Form of Election may be revoked by the person submitting such Form to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m. New York time on the business day before the third day prior to the Effective Date. At such time any cash election by a holder of Dissenting Shares shall be deemed revoked. If a Form of Election is so revoked, the certificate or certificates (or guarantee of delivery, as appropriate) for the Shares to which such Form of Election relates shall be promptly returned to the person submitting the same to the Exchange Agent.

        5.4 DECISION OF EXCHANGE AGENT. The Exchange Agent shall have discretion to determine (a) whether or not elections to receive cash have been properly made or revoked pursuant to this Article V with respect to any Shares and (b) when elections and revocations were received by it. If the Exchange Agent determines that any election to receive cash was not properly made with respect to any Shares, such Shares shall be treated by the Exchange Agent as Shares which were not Electing Shares at the Effective Time of the Merger, and such Shares shall be exchanged in the

Merger for Parent Shares pursuant to Section 4.1(a) hereof. The Exchange Agent may, with the mutual agreement of Parent and SoundView, make such equitable changes in the procedures set forth in this Article V for the implementation of the cash election provided for in this Article V as shall be necessary or desirable to fully effect such elections.

        5.5 CERTAIN EMPLOYEE ACTIONS AND AGREEMENTS. On the date hereof, each of the holders of Shares named on Schedule 5.5 (a) has executed and delivered to SoundView and Parent a written consent with respect to all of his or her Shares approving the Merger and this Agreement in the form set forth as Exhibit C hereto; (b) has executed and delivered to Parent a Voting Agreement (including an irrevocable proxy) in the form set forth as Exhibit D hereto; and (c) has executed and delivered to SoundView (and SoundView has executed and delivered to Parent) an agreement implementing the provisions of Section 5.8 (each, a "Put Termination Agreement") in the form set forth as Exhibit E. SoundView hereby consents and agrees to the giving of each such consent and the entering into of each such Voting Agreement and granting of each such irrevocable proxy.

        5.6 EMPLOYMENT AGREEMENTS. On or about the date hereof, each of the individuals named on Schedule 5.6 has entered into an Employment Agreement with Parent, the term of which shall commence at the Effective Time.

        5.7 RETENTION POOL. At the Effective Time, Parent shall issue to the employees of SoundView and the SoundView Subsidiaries named on a Schedule (the "Retention Schedule") to be agreed upon by Parent and SoundView in writing prior to the Effective Time an aggregate number of Parent Shares (the "Retention Shares") equal to the product of (a) the quotient resulting from dividing $25 million by $81.2387 times (b) the Exchange Ratio. The Retention Shares shall be allocated among the employees listed on the Retention Schedule in the amounts set forth in the Retention Schedule for each such employee. Subject to applicable income tax withholding requirements, 50% of the Retention Shares allocated to an employee who is continuously employed by Parent and its Subsidiaries (including SoundView and its Subsidiaries) from the Effective Time through the end of the thirtieth month after and including the month in which the Effective Time occurs shall, on the last day of such thirtieth month, be vested in and released to such employee, and 50% of the Retention Shares allocated to an employee who is continuously employed by Parent and its Subsidiaries (including SoundView and its Subsidiaries) from the Effective Time through the end of the forty-second month after and including the month in which the Effective Time occurs shall, on the last day of such forty-second month, be vested in and released to such employee. If the employment by Parent or any of its Subsidiaries of an employee to whom any Retention Shares have been allocated is terminated for any reason other than by Parent without Cause, all of the Retention Shares allocated to such employee shall be forfeited by such employee and shall become treasury stock. All of the Retention Shares allocated to an employee shall vest in and be released to such employee immediately upon the occurrence of any of Section 4.1(f)(i)-(iv) hereof.

       5.8 SOUNDVIEW STOCK AND OPTION ARRANGEMENTS. SoundView will use its reasonable best efforts to complete each of the following actions at the earliest practicable date: (a) to amend, effective immediately prior to the Effective Time, the bylaws of SoundView to delete Sections 7 and 8 of Article VI thereof; (b) to amend, effective immediately prior to the Effective Time, the SoundView Stock Option Plan to delete Article XVI thereof and to implement the matters set forth in Section 4.1(f) hereof; (c) to amend, effective immediately prior to the Effective Time, each SoundView Stock Option outstanding at such time and each associated stock appreciation right to implement the matters set forth in Section 4.1(f) hereof and to eliminate the right of the holder of such option or right to invoke the rights, under Article XVI of the SoundView Stock Option Plan or any similar rights under such holder's SoundView Stock Option, of a holder of a SoundView Stock Option or Parent Common Stock Option or associated stock appreciation right or of any Shares or Parent Shares acquired upon exercise of such option; and (d) to terminate, effective immediately prior to the Effective Time, each Stock Purchase and Transfer Restriction Agreement with each stockholder of SoundView who is a party to such an agreement. Any Shares and SoundView Stock Options as to which the foregoing deletions, amendments and terminations are not effective immediately prior to the Effective Time are hereinafter referred to as the "Old Agreement Securities."


                                   ARTICLE VI

                               REPRESENTATIONS AND
                             WARRANTIES OF SOUNDVIEW

        Except as set forth in the Disclosure Schedule prepared and signed by SoundView and delivered to Parent prior to the execution hereof (provided that the listing of an item in one section of the Disclosure Schedule shall be deemed to be a listing in another section of such Disclosure Schedule and apply to any other representation and warranty of such party in this Agreement but only to the extent that it is reasonably apparent from a reading of such disclosure item), SoundView represents and warrants to Parent and Merger Sub that all of the statements contained in this Article VI are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).

        6.1 ORGANIZATION; QUALIFICATION. SoundView (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate the properties and assets it now owns, leases or operates; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such licensing or qualification or, if SoundView is not so licensed or qualified in any such jurisdiction, it can become so qualified in such jurisdiction without any material adverse effect (including assessment of state taxes for prior years) upon its business and properties. SoundView has heretofore delivered to Parent complete and correct copies of the certificate of incorporation and by-laws of SoundView, as presently in effect.

        6.2 SUBSIDIARIES AND AFFILIATES. The Disclosure Schedule sets forth the name, jurisdiction of incorporation and authorized and outstanding capital stock of each SoundView Subsidiary and the jurisdictions in which each SoundView Subsidiary is licensed or qualified to do business. SoundView does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business other than publicly traded securities constituting less than five percent of the outstanding equity of the issuing entity. All the outstanding capital stock of each SoundView Subsidiary is owned directly or indirectly by SoundView free and clear of all liens, options or encumbrances of any kind and all material claims or charges of any kind, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such SoundView Subsidiary to any person except SoundView or another SoundView Subsidiary. Each SoundView Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate the properties and assets it now owns, leases or operates; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such licensing or qualification or, if a SoundView Subsidiary is not so licensed or qualified in any such jurisdiction, it can become so licensed or qualified in such jurisdiction without any material adverse effect (including assessment of state taxes for prior years) upon its business and properties. SoundView has heretofore delivered to Parent complete and correct copies of the certificate of incorporation and by-laws of each SoundView Subsidiary, as presently in effect.

        6.3 CAPITALIZATION. (a) The authorized capital stock of SoundView consists of 6,000,000 Shares. As of the date hereof, (i) 2,515,562 Shares are issued and outstanding, (ii) no Shares are issued and held in the treasury of SoundView and (iii) 1,577,962 Shares are reserved for issuance upon exercise of SoundView Stock Options. All the outstanding shares of SoundView's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding SoundView Stock Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. There is no Voting Debt of SoundView or any SoundView Subsidiary issued and outstanding. Except as set forth above and except for the Transactions, as of the date hereof, (i) there are no shares of capital stock of SoundView authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of SoundView or any SoundView Subsidiary, obligating SoundView or any SoundView Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, SoundView or any SoundView Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating SoundView or any SoundView Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of SoundView or any SoundView Subsidiary to repurchase, redeem or otherwise acquire any Shares or any of the capital stock of SoundView or any SoundView Subsidiary or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any SoundView Subsidiary or any other entity. The Disclosure Schedule sets forth a complete schedule of each SoundView Stock Option outstanding as of the date hereof, including the name of the optionee, number of shares, exercise price, date of grant and vesting schedule.

               (b) There are no voting trusts or other agreements or understandings to which SoundView or any SoundView Subsidiary is a party with respect to the voting of the capital stock of SoundView or any of the SoundView Subsidiaries.

               (c) No Indebtedness of SoundView or any SoundView Subsidiary contains any restriction upon (i) the prepayment of any Indebtedness of SoundView or any SoundView Subsidiary, (ii) the incurrence of Indebtedness by SoundView or any SoundView Subsidiary or (iii) the ability of SoundView or any SoundView Subsidiary to grant any lien on the properties or assets of SoundView or any SoundView Subsidiary.

        6.4 AUTHORIZATION; VALIDITY OF AGREEMENT; SOUNDVIEW ACTION. SoundView has full corporate power and authority to execute and deliver this Agreement, and to consummate the Transactions. The execution, delivery and performance by SoundView of this Agreement and the consummation by it of the Transactions have been duly authorized by the SoundView Board of Directors and by written consent of holders of SoundView Common Stock representing a majority of the Shares and no other corporate action on the part of SoundView is necessary to authorize the execution and delivery by SoundView of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by SoundView and, assuming due and valid authorization, execution and delivery thereof by Parent and Merger Sub, this Agreement is a valid and binding obligation of SoundView enforceable against SoundView in accordance with its terms.

        6.5 BOARD APPROVALS REGARDING TRANSACTIONS. SoundView's Board of Directors, at a meeting duly called and held, has (i) unanimously determined that each of this Agreement and the Merger are fair to and in the best interests of the shareholders of SoundView and (ii) approved the Transactions, and none of the aforesaid actions by SoundView's Board of Directors has been amended, rescinded or modified. The action taken by SoundView's Board of Directors constitutes approval of the Merger and the other Transactions by SoundView's Board of Directors under the provisions of Section 203 of the DGCL such that
Section 203 of the DGCL does not apply to this Agreement or the other Transactions. No other state takeover statute is applicable to the Merger or the other Transactions.

        6.6 VOTE REQUIRED. The affirmative written consent of the holders of a majority of the outstanding Shares, which is the only vote or consent of the holders of any class or series of SoundView's capital stock necessary to approve the Merger, has been obtained and copies of such consents have been provided to Parent. No action of the holders of any class or series of

SoundView's capital stock, acting in their capacity as stockholders, is necessary to approve any of the Transactions other than the Merger.

        6.7 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Advisers Act, the Exchange Act, the Securities Act, the rules and regulations of the NASD, the HSR Act, state securities or blue sky laws, and the DGCL, none of the execution, delivery or performance of this Agreement by SoundView, the consummation by SoundView of the Transactions or compliance by SoundView with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the certificate of incorporation, the by-laws or similar organizational documents of SoundView or any SoundView Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any SoundView Agreement, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SoundView, any to which SoundView or any SoundView Subsidiary is a party or by which any of the assets of any of them is bound, any SoundView Subsidiary or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on SoundView and the SoundView Subsidiaries, taken as a whole. There are no third party consents or approvals required to be obtained under any SoundView Agreement prior to the consummation of the Transactions, except for such consents and approvals the failure of which to be obtained would not, individually or in the aggregate, have a material adverse effect on SoundView and the SoundView Subsidiaries, taken as a whole.

        6.8 GOVERNMENTAL DOCUMENTS AND FINANCIAL STATEMENTS. SoundView and each SoundView Subsidiary has filed with the appropriate Governmental Entity, and has heretofore made available to Parent, true and complete copies of, the Governmental Documents of SoundView and each SoundView Subsidiary. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, the Governmental Documents of SoundView and each SoundView Subsidiary, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of Applicable Law. SoundView has previously delivered to Parent copies of the audited balance sheets of SoundView and the SoundView Subsidiaries as of December 31 for the fiscal years 1996, 1997 and 1998 and the related audited statements of income, changes in shareholders' equity and cash flows for the fiscal years 1996, 1997 and 1998, inclusive, together with the related notes thereto, accompanied by the audit report of Ernst & Young LLP, independent public accountants with respect thereto, and the unaudited balance sheets of each of them as of June 30, 1999 and the related unaudited statements of income, changes in shareholders' equity and cash flows for the period then ended (collectively, the balance sheets and the statements above being referred to as the "SoundView Financial Statements" and the June 30, 1999 balance sheet as the "SoundView Balance Sheet"). The audited balance sheets previously delivered to Parent (including the related notes) fairly present in accordance with GAAP the financial position of SoundView and the SoundView Subsidiaries as of the dates thereof, and the other SoundView Financial Statements fairly present in accordance with GAAP (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount and the addition of footnotes) the results of the operations, cash flows and changes in shareholders' equity of SoundView and the SoundView Subsidiaries for the respective fiscal periods therein set forth; and such balance sheets and statements (including the related notes, where applicable) have been prepared in accordance with GAAP consistently applied throughout the periods involved except as noted therein.

        6.9 COMPLIANCE WITH APPLICABLE LAW. (a) SoundView and each SoundView Subsidiary is, if so required by the nature of its business or assets, duly registered with the SEC as a broker-dealer or an investment adviser and the Commodity Futures Trading Commission as a commodity pool operator or commodity trading adviser.

               (b) SoundView, each SoundView Subsidiary, each SoundView Pooled Product and each employee of each of them holds, and has at all pertinent times held, all material licenses, franchises, permits, qualifications and authorizations (collectively, "SoundView Permits") necessary for the lawful ownership and use of the respective properties and assets of SoundView, the SoundView Subsidiaries and the SoundView Pooled Products and the conduct of their respective businesses under and pursuant to every, and have complied with each, and are not in default in any material respect under any, Applicable Law relating to any of them or any of their respective assets, properties or operations, and SoundView does not know of any violations of any of the above and has not received notice asserting any such violation. To SoundView's knowledge, all such SoundView Permits are valid and in good standing and are not subject to any proceeding for the suspension, modification or revocation thereof.

               (c) Except for normal examinations conducted by any Governmental Entity in the regular course of the business of SoundView, the SoundView Subsidiaries and the SoundView Pooled Products, no Governmental Entity has at any time initiated or, to SoundView's knowledge, threatened any proceeding or investigation into the business or operations of any of them or any of their officers, directors or employees or (other than SoundView Pooled Products) equityholders in their capacity as such. There is no unresolved violation, criticism, or exception by any Governmental Entity with respect to any examination of SoundView, the SoundView Subsidiaries or the SoundView Pooled Products.

               (d) SoundView and each of the SoundView Subsidiaries has at all times since December 31, 1994 or its date of formation, whichever is later, rendered investment advisory services to investment advisory clients, including SoundView Pooled Products, with whom such entity is or was a party to an investment advisory agreement or similar arrangement in material compliance with all applicable requirements as to portfolio composition and portfolio management including, but not limited to, the terms of such investment advisory agreements, written instructions from such investment advisory clients, the organizational documents of such investment advisory clients that are SoundView Pooled Products, prospectuses or other offering materials, board of director or trustee directives and Applicable Law.

               (e) Each of SoundView, the SoundView Subsidiaries and the SoundView Pooled Products has timely filed all reports, registration statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Entity, in a form which was accurate in all material respects and has paid all fees and assessments due and payable in connection therewith.

               (f) As of their respective dates, the Governmental Documents of SoundView, the SoundView Subsidiaries and the SoundView Pooled Products complied in all material respects with the requirements of the Securities Laws applicable to such Governmental Documents. SoundView has previously delivered or made available to the Parent a complete copy of each Governmental Document filed by any of the foregoing entities or any of their employees since December 31, 1994 and prior to the date hereof and will deliver or by notice make available to the Parent at the same time as the filing thereof a complete copy of each Governmental Document filed after the date hereof and prior to the Closing Date by or on behalf of any of them.

               (g) Since inception, each SoundView Pooled Product has been excluded from the definition of an investment company under the Investment Company Act by virtue of Section 3(c)(1) or Section 3(c)(7) thereof.

        6.10 BOOKS AND RECORDS. Each of SoundView, the SoundView Subsidiaries and SoundView Pooled Products has at all times since formation maintained Records which accurately reflect its transactions in reasonable detail, and have at all times maintained accounting controls, policies and procedures reasonably designed to provide that such transactions are executed in accordance with its management's general or specific authorization, as applicable, and recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements and other account and financial data, and the documentation pertaining thereto is retained, protected and duplicated in accordance with applicable regulatory requirements.

        6.11 INELIGIBLE PERSONS. None of SoundView or any SoundView Subsidiary, or any "associated person" (as defined in the Advisers Act or the Exchange Act) of any thereof, is ineligible pursuant to Section 203 of the Advisers Act or
Section 15(b) of the Exchange Act to serve as a registered investment adviser or broker-dealer or as an associated person of a registered investment adviser or broker-dealer.

        6.12 NO UNDISCLOSED LIABILITIES. Except for liabilities and obligations
(a) disclosed in the Financial Statements, (b) incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date or
(c) incurred in accordance with the terms of this Agreement or with the prior written consent of Parent, neither SoundView nor any SoundView Subsidiary has, to the best of SoundView's knowledge, any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, material adverse effect on SoundView and the SoundView Subsidiaries, taken as a whole. The reserves reflected in the Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner.

        6.13 INTERIM OPERATIONS. Since the date of the SoundView Balance Sheet, the business of SoundView and each SoundView Subsidiary has been conducted only in the ordinary and usual course consistent with past practice. Since the date of the SoundView Balance Sheet, there have not been any material adverse changes in the financial condition, assets or results of operations of SoundView and the SoundView Subsidiaries, taken as a whole. Since the Date of the SoundView Balance Sheet such assets have not been affected in any way as a result of flood, fire, explosion or other casualty (whether or not covered by insurance). SoundView is not aware of any circumstances which may cause it or any of the SoundView Subsidiaries to suffer any material adverse change in the business, operations or prospects of SoundView and the SoundView Subsidiaries, taken as a whole.

        6.14 ABSENCE OF CERTAIN CHANGES. Since the date of the SoundView Balance Sheet, except as contemplated by this Agreement, neither SoundView nor any SoundView Subsidiary has:

               (a) suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

               (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except non-material items incurred in the ordinary course of business and consistent with past practice, none of which exceeds $200,000 (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

               (c) paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the SoundView Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the SoundView Balance Sheet;

               (d) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, other than in the ordinary course of its business as a broker-dealer and except for liens for current taxes not yet due;

               (e) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

               (f) disposed of or permitted to lapse any rights to the use of any Intellectual Property, or disposed of or disclosed (except as necessary in the conduct of its business) to any person other than representatives of Parent any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge;

               (g) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except in the ordinary course of business and consistent with past practice;

               (h) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of SoundView or any SoundView Subsidiary;

               (i) made any change in any method of accounting or accounting practice; or

               (j) agreed, whether in writing or otherwise, to take any action described in this section.

        6.15  TECHNOLOGY AND INTELLECTUAL PROPERTY.

               (a) The electronic data processing, information, record keeping, communications, telecommunications, portfolio trading and computer systems and Intellectual Property (including Software) which are used by SoundView and the SoundView Subsidiaries in their businesses (collectively, the "Technology Systems") are adequate for the operation of the business of SoundView and the SoundView Subsidiaries as currently operated. SoundView owns or has the right to use all components of the SoundView Technology Systems that are reasonably necessary to the normal operations of the business of SoundView as currently conducted by it. SoundView has good title to all SoundView Technology Systems owned by it. There has not been any material malfunction with respect to any of the SoundView Technology Systems since December 31, 1994 that has not been remedied or replaced in all material respects, in each case without material description to the businesses of SoundView and the SoundView Subsidiaries. The completion of the Transactions will not materially alter or impair the right of SoundView and the SoundView Subsidiaries to use each of the components of the SoundView Technology Systems. No database included in the Intellectual Property of SoundView and the SoundView Subsidiaries has been disclosed or authorized to be disclosed to any third-party other than pursuant to a confidentiality or non-disclosure agreement that reasonably protects SoundView's and the SoundView Subsidiaries' interest in and to such database.

               (b) The conduct of the business of SoundView and the SoundView Subsidiaries does not infringe upon any intellectual property right owned or controlled by any third-party. There are no claims, proceedings or actions pending or, to SoundView's knowledge, threatened, and SoundView has not received any notice of any claim or suit (i) alleging that SoundView's or any SoundView Subsidiary's activities infringes upon or constitutes the unauthorized use of the proprietary rights of any third-party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or controlled by SoundView or any SoundView Subsidiary, nor is there a valid basis for any such claim or suit. No third-party is, to SoundView's knowledge, infringing upon any Intellectual Property owned or controlled by SoundView or any SoundView Subsidiary, and no such claims have been made by SoundView or any SoundView Subsidiary.

               (c) SoundView's code, critical systems and other programs which are material to the operation of SoundView's business are Year 2000 compliant. SoundView is also actively working to ascertain Year 2000 compliance of counterparty banks, brokers, administrators and clearing, settlement and other service providers and SoundView has received assurances from each such Person that it has developed strategies for addressing and resolving Year 2000 issues and that it expects to be able to implement such strategies in advance of January 1, 2000.

        6.16 LEGAL PROCEEDINGS. Neither SoundView, any SoundView Subsidiary or any SoundView Pooled Product nor, to SoundView's knowledge, the directors, officers or employees of SoundView or any SoundView Subsidiary is a party to any, and there are no, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature pending or, to SoundView's knowledge, threatened in writing against any of them or any of their respective properties or assets relating to the business of SoundView or any SoundView Subsidiary or any SoundView Pooled Product, or that challenges any of the Transactions, and there is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon any of them or any of their respective properties, assets, directors, officers or employees relating to the business of SoundView, any SoundView Subsidiary or any SoundView Pooled Product, in each case, that would have a material adverse effect on SoundView's assets, financial condition, business or operations if such proceeding, claim, action or investigation is determined adversely to SoundView, any SoundView Subsidiary or any SoundView Pooled Product business or properties.

        6.17  EMPLOYEE BENEFIT PLANS.

              (a) The Disclosure Schedule contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by SoundView or by any ERISA Affiliate of SoundView, or to which SoundView or an ERISA Affiliate of SoundView is party, whether written or oral, for the benefit of any director, former director, employee or former employee of SoundView or any SoundView Subsidiary. None of SoundView, any SoundView Subsidiary or any ERISA Affiliate of SoundView has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of SoundView or any SoundView Subsidiary.

               (b) SoundView has heretofore delivered to Parent true and complete copies of each Plan and any amendments thereto (or if a Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.

               (c) No Plan is a Title IV Plan.

               (d) Neither SoundView, any SoundView Subsidiary, any Plan or any trust created thereunder, nor any trustee or administrator of any thereof, has engaged in a transaction in connection with which SoundView, any SoundView Subsidiary, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

               (e) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

               (f) Each Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified, and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

               (g) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of SoundView or any SoundView Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

               (h) No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

               (i) The consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of SoundView or any ERISA Affiliate of SoundView to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

               (j) There are no pending, or, to the knowledge of SoundView, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

        6.18  TAX MATTERS; GOVERNMENT BENEFITS.

               (a) SoundView and each of its Subsidiaries have duly filed all Tax Returns that are required to be filed excluding only such Tax Returns as to which any failure to file will not have a material adverse effect on SoundView and the SoundView Subsidiaries, taken as a whole, and have duly paid or caused to be duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods or portions thereof ending through the date hereof. All such Tax Returns are correct and complete in all material respects and accurately reflect all liability for Taxes for the periods covered thereby. All Taxes owed and due by SoundView and all SoundView Subsidiaries relating to operations on or prior to the Balance Sheet Date (whether or not shown on any Tax Return) have been paid or have been adequately reflected on the Financial Statements. Since the Balance Sheet Date, SoundView has not incurred liability for any Taxes other than in the ordinary course of business. Neither SoundView nor any SoundView Subsidiary has received written notice of any claim made by an authority in a jurisdiction where neither SoundView nor any SoundView Subsidiary file Tax Returns, that SoundView or any such SoundView Subsidiary is or may be subject to taxation by that jurisdiction.

               (b) The federal income Tax Returns of SoundView and the SoundView Subsidiaries have been examined by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including December 31, 1995, and no material deficiencies were asserted as a result of such examinations that have not been resolved or fully paid. Neither SoundView nor any SoundView Subsidiary has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (c) No federal, state, local or foreign audits, examinations or other administrative proceedings have been commenced or, to SoundView's knowledge, are pending with regard to any Taxes or Tax Returns of SoundView or of any SoundView Subsidiary. No written notification has been received by SoundView or by any SoundView Subsidiary that such an audit, examination or other proceeding is pending or threatened with respect to any Taxes due from or with respect to or attributable to SoundView or any SoundView Subsidiary or any Tax Return filed by or with respect to SoundView or any SoundView Subsidiary. To SoundView's knowledge, there is no dispute or claim concerning any Tax liability of SoundView, or any SoundView Subsidiary either claimed or raised by any taxing authority in writing.

               (d) Neither SoundView nor any of the SoundView Subsidiaries is a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in a payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (e) Neither SoundView nor any of the SoundView Subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by SoundView or any SoundView Subsidiary.

               (f) No taxing authority is asserting or threatening to assert a claim against SoundView or any SoundView Subsidiary under or as a result of
Section 482 of the Code or any similar provision of state, local or foreign law.

               (g) Neither SoundView nor any of its Subsidiaries is a party to any tax sharing, tax indemnity or other agreement or arrangement with any entity not included in SoundView's Financial Statements which could result in a material liability.

               (h) None of SoundView or any SoundView Subsidiary has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is SoundView), or has any liability for Taxes of any person (other than SoundView and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise.

        6.19 LABOR AND EMPLOYMENT MATTERS. (a) Neither SoundView nor any SoundView Subsidiary is delinquent in any material respect in payments to any of its current or former officers, directors, employees, consultants, or agents for any wages, salaries, commissions, bonuses, benefits, expenses or other compensation for any services performed by them or amounts required to be reimbursed to them; and in the event of termination of the employment of any employee of SoundView or any SoundView Subsidiaries, neither SoundView nor any SoundView Subsidiary will be liable to any such employee under any agreement in effect at the Closing for so-called "severance pay," incentive pay, liquidated damages or any other payments or benefits, including, without limitation, post-employment health care, pension or insurance benefits.

               (b Since December 31, 1994 SoundView has not had any claim made against it or any SoundView Subsidiary by any Person before any Governmental Entity in respect of employment with SoundView for discrimination or harassment on account of sex, race and other characteristic protected by law and there are no pending or threatened proceedings in relation thereto.

        6.20  CONTRACTS AND COMMITMENTS.

               (a Neither SoundView nor any SoundView Subsidiary has any agreements, contracts, commitments or restrictions which are material to its business or operations.

               (b Neither SoundView nor any SoundView Subsidiary is in default, nor is there any known basis for any valid claim of default, under any contract made or obligation owed by it which are material to its business or operations.

        6.21 INSURANCE. SoundView maintains with reputable insurers the worker's compensation, comprehensive property and casualty, liability, fidelity and other insurance described on Schedule 6.21 hereto, which insurance is, in the reasonable opinion of SoundView, sufficient for the operation of the businesses operated by SoundView and the SoundView Subsidiaries.

        6.22 PERSONNEL. The Disclosure Schedule sets forth a true and complete list of: the names and current salaries of all directors and elected and appointed officers of each of SoundView and SoundView Subsidiaries, the number of Shares owned beneficially or of record, or both, by each such person and the family relationships, if any, among such persons; and, in response to Section 6.17, all group insurance programs in effect for employees of each of SoundView and SoundView Subsidiaries. SoundView has made available to Parent true and accurate information relating to the wage rates for non-salaried and non-executive salaried employees of each of SoundView and the SoundView Subsidiaries and all labor union contracts.

        6.23 INSIDER INTERESTS. No officer or director of SoundView or any SoundView Subsidiary has any material interest in any property, real or personal, tangible or intangible, including without limitation, office space, fixtures, equipment, inventions, patents, trademarks or trade names, used in or pertaining to the business of SoundView or any SoundView Subsidiary.

        6.24 BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers or finders fee or any other commission or similar fee in connection with any of the Transactions except for Freeman & Co.


                                   ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Except as set forth in the Disclosure Schedule prepared and signed by Parent and delivered to SoundView prior to the execution hereof (provided that the listing of an item in one section of the Disclosure Schedule shall be deemed to be a listing in another section of such Disclosure Schedule and apply to any other representation and warranty of such party in this Agreement but only to the extent that it is reasonably apparent from a reading of such disclosure item), Parent represents and warrants to SoundView that all of the statements contained in this Article VII are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).

        7.1 ORGANIZATION; QUALIFICATION. Parent (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate the properties and assets it now owns, leases or operates; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such licensing or qualification or, if Parent is not so licensed or qualified in any such jurisdiction, it can become so qualified in such jurisdiction without any material adverse effect (including assessment of state taxes for prior years) upon its business and properties. Parent has heretofore delivered to SoundView complete and correct copies of the certificate of incorporation and by-laws of Parent, as presently in effect.

        7.2 SUBSIDIARIES AND AFFILIATES. Parent does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business other than publicly traded securities constituting less than five percent of the outstanding equity of the issuing entity. All the outstanding capital stock of each Parent Subsidiary is owned directly or indirectly by Parent free and clear of all liens, options or encumbrances of any kind and all material claims or charges of any kind, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Parent Subsidiary to any person except Parent or another Parent Subsidiary. Each Parent Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate the properties and assets it now owns, leases or operates; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such licensing or qualification or, if a Parent Subsidiary is not so licensed or qualified in any such jurisdiction, it can become so licensed or qualified in such jurisdiction without any material adverse effect (including assessment of state taxes for prior years) upon its business and properties. Parent has heretofore delivered to SoundView complete and correct copies of the certificate of incorporation and by-laws of each Parent Subsidiary, as presently in effect.

        7.3 CAPITALIZATION. (a) The authorized capital stock of Parent consists of 500,000,000 Parent Shares, 75,000,000 shares of Class B Common Stock, par value. $.01 per share ("Class B Shares"), 159,000,000 shares of Class C Common Stock, par value $.01 per share ("Class C Shares") and 30,000,000 shares of preferred stock, par value $.001 per share. As of the date hereof, (i) 8,740,000 Shares, 11,666,667 Class B Shares and 51,915,902 Class C Shares are issued and outstanding, (ii) no Parent Shares, no Class B Shares and no Class C Shares are issued and held in the treasury of Parent, (iii) 30,000,000 shares of preferred stock are designated as Series A Junior Participating Preferred Stock, none of which are issued and outstanding, and (iv) 13,147,298 Parent Shares are reserved for issuance upon exercise of Parent Stock Options. Each of the Class C Shares will automatically convert into one Parent Share on December 7, 1999. All the outstanding shares of Parent's capital stock are, and all Parent Shares which may be issued pursuant to the exercise of outstanding Parent Stock Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. There is no Voting Debt of Parent or any Parent Subsidiary issued and outstanding. Except as set forth above and except for the Transactions, as of the date hereof, (i) there are no shares of capital stock of Parent authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Parent or any Parent Subsidiary, obligating Parent or any Parent Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, Parent or any Parent Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating Parent or any Parent Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of the capital stock of Parent or any Parent Subsidiary or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Parent Subsidiary or any other entity. The Disclosure Schedule sets forth a complete schedule of each Parent Stock Option outstanding as of the date hereof, including the name of the optionee, number of shares, exercise price, date of grant and vesting schedule.

               (b There are no voting trusts or other agreements or understandings to which Parent or any Parent Subsidiary is a party with respect to the voting of the capital stock of Parent or any of the Parent Subsidiaries.

        7.4 AUTHORIZATION; VALIDITY OF AGREEMENT; PARENT ACTION. Parent has full corporate power and authority to execute and deliver this Agreement, and to consummate the Transactions. The execution, delivery and performance by Parent of this Agreement and the consummation by it of the Transactions have been duly authorized by Parent Board of Directors and, except for obtaining the approval of its shareholders as contemplated by Section 9.2(b), no other corporate action on the part of Parent is necessary to authorize the execution and delivery by Parent of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery thereof by SoundView and Merger Sub, this Agreement is a valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

        7.5 BOARD APPROVALS REGARDING TRANSACTIONS. Parent's Board of
Directors, at a meeting duly called and held, has (i) unanimously determined that each of this Agreement and the Merger are fair to and in the best interests of the shareholders of Parent and (ii) approved the Transactions, and none of the aforesaid actions by Parent's Board of Directors has been amended, rescinded or modified. The action taken by Parent's Board of Directors constitutes approval of the Merger and the other Transactions by Parent's Board of Directors under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL do not apply to this Agreement or the other Transactions. No other state takeover statute is applicable to the Merger or the other Transactions.

        7.6 VOTE REQUIRED. Other than the possibility that the affirmative vote of the holders of a majority of the Parent Shares and Class C shares voting thereon will be required under the shareholder voting policy of the NASD, no action by the holders of any class or series of Parent's capital stock is necessary to approve the Merger. No vote of any class or series of Parent's capital stock is necessary to approve any of the Transactions other than the Merger.

        7.7 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the rules and regulations of the NASD, the HSR Act, state securities or blue sky laws, and the DGCL, none of the execution, delivery or performance of this Agreement by Parent, the consummation by Parent of the Transactions or compliance by Parent with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, the by-laws or similar organizational documents of Parent or any Parent Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Parent Agreement, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any to which Parent or any Parent Subsidiary is a party or by which any of the assets of any of them is bound, any Parent Subsidiary or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Parent and the Parent Subsidiaries, taken as a whole. There are no third party consents or approvals required to be obtained under any Parent Agreement prior to the consummation of the Transactions, except for such consents and approvals the failure of which to be obtained would not, individually or in the aggregate, have a material adverse effect on Parent and the Parent Subsidiaries, taken as a whole.

        7.8 GOVERNMENTAL DOCUMENTS AND FINANCIAL STATEMENTS. Parent and each Parent Subsidiary has filed with the appropriate Governmental Entity, and has heretofore made available to SoundView, true and complete copies of, the Governmental Documents of Parent and each Parent Subsidiary. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, the Governmental Documents of Parent and each Parent Subsidiary, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of Applicable Law. The Financial Statements have been prepared from, and are in accordance with, the books and records of Parent and the Parent Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be stated in the notes thereto) and fairly present in accordance with GAAP the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Parent and its consolidated Subsidiaries (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount and the addition of footnotes) as of the times and for the periods referred to therein.

        7.9 COMPLIANCE WITH APPLICABLE LAW. (a) Parent and each Parent Subsidiary is, if so required by the nature of its business or assets, duly registered with the SEC as a broker-dealer and to be duly registered with the SEC as an investment adviser or with the Commodity Futures Trading Commission as a commodity pool operator or commodity trading adviser.

               (b Parent, each Parent Subsidiary, each Parent Pooled Product and each employee of each of them holds, and has at all pertinent times held, all material licenses, franchises, permits, qualifications and authorizations (collectively, "Parent Permits") necessary for the lawful ownership and use of the respective properties and assets of Parent, the Parent Subsidiaries and the Parent Pooled Products and the conduct of their respective businesses under and pursuant to every, and have complied with each, and are not in default in any material respect under any, Applicable Law relating to any of them or any of their respective assets, properties or operations, and Parent does not know of any violations of any of the above and has not received notice asserting any such violation. To Parent's knowledge, all such Parent Permits are valid and in good standing and are not subject to any proceeding for the suspension, modification or revocation thereof.

               (c Except for normal examinations conducted by any Governmental Entity in the regular course of the business of Parent, the Parent Subsidiaries and the Parent Pooled Products, no Governmental Entity has at any time initiated or, to Parent's knowledge, threatened any proceeding or investigation into the business or operations of any of them or any of their officers, directors or employees or (other than Parent Pooled Products) equityholders in their capacity as such. There is no unresolved violation, criticism, or exception by any Governmental Entity with respect to any examination of Parent, the Parent Subsidiaries or the Parent Pooled Products.

               (d Parent and each of the Parent Subsidiaries has at all times since December 31, 1996 or its date of formation, whichever is later, rendered investment advisory services to investment advisory clients, including Parent Pooled Products, with whom such entity is or was a party to an investment advisory agreement or similar arrangement in material compliance with all applicable requirements as to portfolio composition and portfolio management including, but not limited to, the terms of such investment advisory agreements, written instructions from such investment advisory clients, the organizational documents of such investment advisory clients that are Parent Pooled Products, prospectuses or other offering materials, board of director or trustee directives and Applicable Law.

               (e Each of Parent, the Parent Subsidiaries and the Parent Pooled Products has timely filed all reports, registration statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Entity, in a form which was accurate in all material respects and has paid all fees and assessments due and payable in connection therewith.

               (f As of their respective dates, the Governmental Documents of Parent, the Parent Subsidiaries and the Parent Pooled Products complied in all material respects with the requirements of the Securities Laws applicable to such Governmental Documents. Parent has previously delivered or made available to the SoundView a complete copy of each Governmental Document filed by any of the foregoing entities or any of their employees since December 31, 1996 and prior to the date hereof and will deliver or by notice make available to the SoundView at the same time as the filing thereof a complete copy of each Governmental Document filed after the date hereof and prior to the Closing Date by or on behalf of any of them.

               (g Since inception, each Parent Pooled Product has been excluded from the definition of an investment company under the Investment Company Act by virtue of Section 3(c)(1) or Section 3(c)(7) thereof.

        7.10 BOOKS AND RECORDS. Each of Parent, the Parent Subsidiaries and the Parent Pooled Products has at all times since formation maintained Records which accurately reflect all its material transactions in reasonable detail, and have at all times maintained accounting controls, policies and procedures reasonably designed to provide that such transactions are executed in accordance with its management's general or specific authorization, as applicable, and recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements and other account and financial data, and the documentation pertaining thereto is retained, protected and duplicated in accordance with applicable regulatory requirements.

        7.11 INELIGIBLE PERSONS. None of Parent or any Parent Subsidiary, or any "associated person" (as defined in the Advisers Act or the Exchange Act) of any thereof, is ineligible pursuant to Section 203 of the Advisers Act or
Section 15(b) of the Exchange Act to serve as a registered investment adviser or broker-dealer or as an associated person of a registered investment adviser or broker-dealer.

        7.12 NO UNDISCLOSED LIABILITIES. Except for liabilities and obligations (a) disclosed in the Financial Statements, (b) incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date or (c) incurred in accordance with the terms of this Agreement or with the prior written consent of SoundView, neither Parent nor any Parent Subsidiary has, to the best of Parent's knowledge, any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on Parent and the Parent Subsidiaries, taken as a whole. The reserves reflected in the Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner.

        7.13 INTERIM OPERATIONS. Since the date of the Parent Balance Sheet, the business of Parent and each Parent Subsidiary has been conducted only in the ordinary and usual course consistent with past practice. Since the date of the Parent Balance Sheet, there have not been any material adverse changes in the financial condition, assets or results of operations of Parent and the Parent Subsidiaries, taken as a whole. Since the Date of the Parent Balance Sheet such assets have not been affected in any way as a result of flood, fire, explosion or other casualty (whether or not covered by insurance). Parent is not aware of any circumstances which may cause it or any of the Parent Subsidiaries to suffer any material adverse change in the business, operations or prospects of Parent and the Parent Subsidiaries taken as a whole.

        7.14 ABSENCE OF CERTAIN CHANGES. Since the date of the Parent Balance Sheet, except as contemplated by this Agreement, neither Parent nor any Parent Subsidiary has:

               (a suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

               (b incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except non-material items incurred in the ordinary course of business, none of which exceeds $200,000 (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

               (c paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business of liabilities and obligations reflected or reserved against in the Parent Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Parent Balance Sheet;


               (d sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business;

               (e disposed of or permitted to lapse any rights to the use of any Intellectual Property, or disposed of or disclosed (except as necessary in the conduct of its business) to any person other than representatives of Parent any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge;

               (f granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except in the ordinary course of business;

               (g declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Parent or any Parent Subsidiary;

               (h made any change in any method of accounting or accounting practice; or

               (i agreed, whether in writing or otherwise, to take any action described in this section.

        7.15 TECHNOLOGY AND INTELLECTUAL PROPERTY.

               (a The electronic data processing, information, record keeping, communications, telecommunications, portfolio trading and computer systems and Intellectual Property (including Software) which are used by Parent and the Parent Subsidiaries in their businesses (collectively, the "Parent Technology Systems") are adequate for the operation of the business of Parent and the Parent Subsidiaries as currently operated. Parent owns or has the right to use all components of the Parent Technology Systems that are reasonably necessary to the normal operations of the business of Parent as currently conducted by it. Parent has good title to all Parent Technology Systems owned by it. There has not been any material malfunction with respect to any of the Parent Technology Systems since December 31, 1996 that has not been remedied or replaced in all material respects, in each case without material description to the businesses of Parent and the Parent Subsidiaries. The completion of the Transactions will not materially alter or impair the right of Parent and the Parent Subsidiaries to use each of the components of the Parent Technology Systems. No database included in the Intellectual Property of Parent and the Parent Subsidiaries has been disclosed or authorized to be disclosed to any third-party other than pursuant to a confidentiality or non-disclosure agreement that reasonably protects Parent's and the Parent Subsidiaries' interest in and to such database.

               (b The conduct of the business of Parent and the Parent Subsidiaries does not infringe upon any intellectual property right owned or controlled by any third-party. There are no claims, proceedings or actions pending or, to Parent's knowledge, threatened, and Parent has not received any notice of any claim or suit (i) alleging that Parent's or any Parent Subsidiary's activities infringes upon or constitutes the unauthorized use of the proprietary rights of any third-party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or controlled by Parent or any Parent Subsidiary, nor is there a valid basis for any such claim or suit. No third-party is, to Parent's knowledge, infringing upon any Intellectual Property owned or controlled by Parent or any Parent Subsidiary, and no such claims have been made by Parent or any Parent Subsidiary.

               (c Parent has undertaken a review and assessment, consisting of the steps and procedures set forth on Schedule 7.15(c), of code, critical systems and other programs for Year 2000 compliance and has developed a methodology, as described on Schedule 7.15(c), for testing code, systems and programs for Year 2000 compliance. Parent has developed and is engaged in pursuing a strategy, as described on Schedule 7.15(c), with the goal of addressing and satisfactorily resolving all potential Year 2000 issues in advance of January 1, 2000. Parent has no reason to believe that it will not be able to implement such strategy in advance of January 1, 2000. Parent is also actively working to ascertain Year 2000 compliance of counterparty banks, brokers, administrators and clearing, settlement and other service providers and Parent has received assurances from each such Person that it has developed strategies for addressing and resolving Year 2000 issues and that it expects to be able to implement such strategies in advance of January 1, 2000.

        7.16 LEGAL PROCEEDINGS. Neither Parent, any Parent Subsidiary, any Pooled Product, or the directors, officers or employees of Parent or any Parent Subsidiary is a party to any, and there are no, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature pending or, to Parent's knowledge, threatened in writing against any of them or any of their respective properties or assets relating to the business of Parent or any Parent Subsidiary or any Parent Pooled Product, or that challenges any of the Transactions, and there is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon any of them or any of their respective properties, assets, directors, officers or employees relating to the business of Parent, any Parent Subsidiary or any Parent Pooled Product, in each case, that would have a material adverse effect on Parent's assets, financial condition, business or operations if such proceeding, claim, action or investigation, is determined adversely to Parent, any Parent Subsidiary or any Parent Pooled Product.

        7.17 EMPLOYEE BENEFIT PLANS.

              (a The Disclosure Schedule contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Parent or by any ERISA Affiliate of Parent, or to which Parent or an ERISA Affiliate of Parent is party, whether written or oral, for the benefit of any director, former director, employee or former employee of Parent or any Parent Subsidiary. None of Parent, any Parent Subsidiary or any ERISA Affiliate of Parent has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of Parent or any Parent Subsidiary. The Disclosure Schedule indicates each Plan that is Title IV Plan.

               (b Parent has heretofore delivered to SoundView true and complete copies of each Plan and any amendments thereto (or if a Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code (including but not limited to the forms 5500 and related reports for the two most recently completed plan years).

               (c No liability under Title IV or Section 302 of ERISA has been incurred by Parent or any ERISA Affiliate of Parent that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any ERISA Affiliate of Parent of incurring any such liability, other than liability for premiums due the PBGC (which premiums have been paid when due). Insofar as the representation made in this Section 3.16(c) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Parent or any ERISA Affiliate of Parent made, or was required to make, contributions during the five year period ending on the last day of the most recent plan year ended prior to the Closing Date.

               (d The PBGC has not instituted proceedings to terminate any Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

               (e With respect to each Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, then current value of the assets of such plan allocable to such accrued benefits.

               (f No Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan ended prior to the Closing Date. All contributions required to be made with respect to any Plan on or prior to the Closing Date have been timely made.

               (g No Title IV Plan is a "multi-employer pension plan," as defined in Section 3(37) of ERISA, nor is any Title IV Plan a plan described in
Section 4063(a) of ERISA. Neither Parent nor any ERISA Affiliate of Parent has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full).

               (h Neither Parent, any Parent Subsidiary, any Plan or any trust created thereunder, nor any trustee or administrator of any thereof, has engaged in a transaction in connection with which Parent, any Parent Subsidiary, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

               (i Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

               (j Each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

               (k No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Parent or any Parent Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

               (l No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

               (m The consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of Parent or any

ERISA Affiliate of Parent to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

               (n There are no pending or, to the knowledge of Parent, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

        7.18 TAX MATTERS; GOVERNMENT BENEFITS.

               (a Parent and each of its Subsidiaries have duly filed all Tax Returns that are required to be filed excluding only such Tax Returns as to which any failure to file will not have a material adverse effect on Parent and the Parent Subsidiaries, taken as a whole, and have duly paid or caused to be duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods or portions thereof ending through the date hereof. All such Tax Returns are correct and complete in all material respects and accurately reflect all liability for Taxes for the periods covered thereby. All Taxes owed and due by Parent and all Parent Subsidiaries relating to operations on or prior to the Balance Sheet Date (whether or not shown on any Tax Return) have been paid or have been adequately reflected on the Financial Statements. Since the Balance Sheet Date, Parent has not incurred liability for any Taxes other than in the ordinary course of business. Neither Parent nor any Parent Subsidiary has received written notice of any claim made by an authority in a jurisdiction where neither Parent nor any Parent Subsidiary file Tax Returns, that Parent or any such Parent Subsidiary is or may be subject to taxation by that jurisdiction.

               (b Neither Parent nor any Parent Subsidiary has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (c No federal, state, local or foreign audits, examinations or other administrative proceedings have been commenced or, to Parent's knowledge, are pending with regard to any Taxes or Tax Returns of Parent or of any Parent Subsidiary. No written notification has been received by Parent or by any Parent Subsidiary that such an audit, examination or other proceeding is pending or threatened with respect to any Taxes due from or with respect to or attributable to Parent or any Parent Subsidiary or any Tax Return filed by or with respect to Parent or any Parent Subsidiary. To Parent's knowledge, there is no dispute or claim concerning any Tax liability of Parent, or any Parent Subsidiary either claimed or raised by any taxing authority in writing.

               (d Neither Parent nor any of the Parent Subsidiaries is a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in a payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (e Neither Parent nor any of the Parent Subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any Parent Subsidiary.

               (f No taxing authority is asserting or threatening to assert a claim against Parent or any Parent Subsidiary under or as a result of Section 482 of the Code or any similar provision of state, local or foreign law.

               (g Neither Parent nor any of its Subsidiaries is a party to any tax sharing, tax indemnity or other agreement or arrangement with any entity not included in Parent's consolidated financial statements most recently filed by Parent with the SEC which could result in a material liability.

               (h None of Parent or any Parent Subsidiary has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is Parent), or has any liability for Taxes of any person (other than Parent and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise.

              7.19 LABOR AND EMPLOYMENT MATTERS. (a) Neither Parent nor any Parent Subsidiary is delinquent in any material respect in payments to any of its current or former officers, directors, employees, consultants, or agents for any wages, salaries, commissions, bonuses, benefits, expenses or other compensation for any services performed by them or amounts required to be reimbursed to them; and in the event of termination of the employment of any employee of Parent or any Parent Subsidiaries, neither Parent nor any Parent Subsidiary will be liable to any such employee under any agreement in effect at the Closing for so-called "severance pay," incentive pay, liquidated damages or any other payments or benefits, including, without limitation, post-employment health care, pension or insurance benefits.

               (b Since December 31, 1996 Parent has not had any claim made against it or any Parent Subsidiary by any Person before any Governmental Entity in respect of employment with

Parent for discrimination or harassment on account of sex, race and other characteristic protected by law and there are no pending or threatened proceedings in relation thereto.

        7.20 CONTRACTS AND COMMITMENTS.

              (a Neither Parent nor any Parent Subsidiary has any agreements, contracts, commitments or restrictions which are material to its business or operations.

              (b Neither Parent nor any Parent Subsidiary is in default, nor is there any known basis for any valid claim of default, under any contract made or obligation owed by it which are material to its business or operations.

        7.21 INSURANCE. Parent maintains with reputable insurers the worker's compensation, comprehensive property and casualty, liability, errors and omissions, fidelity and other insurance described on Schedule 7.21 hereto, which insurance is, in the reasonable opinion of Parent, sufficient for the operation of the businesses operated by Parent and the Parent Subsidiaries.

        7.22 INSIDER INTERESTS. No officer or director of Parent or any Parent Subsidiary has any material interest in any property, real or personal, tangible or intangible, including without limitation, office space, fixtures, equipment, inventions, patents, trademarks or trade names, used in or pertaining to the business of Parent or any Parent Subsidiary.

        7.23 BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers or finders fee or any other commission or similar fee in connection with any of the Transactions except for Goldman Sachs & Co.


                                  ARTICLE VIII

                                    COVENANTS

        8.1 INTERIM OPERATIONS OF SOUNDVIEW. SoundView covenants and agrees that prior to the Effective Date, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 8.1 of the Disclosure Schedule, or (iii) as agreed in writing by Parent, after the date hereof:

               (a the business of SoundView and the SoundView Subsidiaries shall be conducted only in the usual, regular and ordinary course and substantially in the same manner as heretofore conducted, and each of SoundView and the SoundView Subsidiaries shall use all commercially reasonable efforts to preserve its business organization intact, keep available the services of its current officers and employees and maintain its existing relations with Persons having business dealings with it, to the end that the goodwill and ongoing business of each of them shall be unimpaired at the Effective Time;

               (b neither SoundView nor any SoundView Subsidiary shall: (i) amend its certificate of incorporation or by-laws or similar organizational documents, (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, other than Shares reserved for issuance on the date hereof pursuant to the exercise of Company Options outstanding on the date hereof, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock; (iv) split, combine or reclassify any shares of any class or series of its stock; or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

               (c neither SoundView nor any SoundView Subsidiary shall (i) incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (ii) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

               (d neither SoundView nor any SoundView Subsidiary shall: (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) modify the terms of any indebtedness or other liability, other than modifications of short term debt in the ordinary and usual course of business and consistent with past practice; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice; (iv) make any loans (except for loans to facilitate exercises of SoundView Stock Options), advances or capital contributions to, or investments in, any other person (other than to or in wholly owned Subsidiaries of SoundView) except in the ordinary course of business and consistent with past practice; or (v) enter into any material commitment or transaction (including, but not limited to, any capital expenditure or purchase, sale or lease of assets or real estate) except in the ordinary course of business;

               (e neither SoundView nor any SoundView Subsidiary shall transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than in the ordinary course of business and consistent with past practice;

               (f) neither SoundView nor any SoundView Subsidiary shall make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal increases or decreases reflecting the performance of SoundView and the SoundView Subsidiaries and of such Persons in the ordinary course of business consistent with past practice) or to Persons providing management services, or enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan (other than an amendment required to conform such plan to this Agreement or to changes that have occurred or may hereafter be made in Applicable Law) or make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise (except for loans to facilitate exercises of SoundView Stock Options);

               (g) neither SoundView nor any SoundView Subsidiary shall pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or Affiliates of SoundView of any amount relating to unused vacation days, except payments and accruals made in the ordinary course of business consistent with past practice or as required by an existing Plan, as the same may be amended to conform such Plan to this Agreement and to changes that have occurred or may hereafter be made in applicable law; adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present except as required by an existing Plan, as the same may be amended to conform such Plan to this Agreement and to changes that have occurred or may hereafter be made in applicable law; or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

               (h) neither SoundView nor any SoundView Subsidiary shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except policies providing coverage for losses not in excess of $200,000;

               (i) neither SoundView nor any SoundView Subsidiary shall enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business consistent with prior practices;

               (j) neither SoundView nor any SoundView Subsidiary shall pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of SoundView and the SoundView Subsidiaries;

               (k) neither SoundView nor SoundView's Subsidiary will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of SoundView or any SoundView Subsidiary (other than the Merger);

               (l) neither SoundView nor any SoundView Subsidiary will (i) change any of the accounting methods used by it unless required by GAAP or (ii) make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by GAAP, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

               (m) neither SoundView nor any of SoundView Subsidiary will take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article IX not being satisfied, or would make any representation or warranty of SoundView contained herein materially inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of SoundView, Parent or Merger Sub to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

               (n) neither SoundView nor any of SoundView Subsidiary will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

        8.2 INTERIM OPERATIONS OF PARENT. Parent covenants and agrees that prior to the Effective Date, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 8.1 of the Disclosure Schedule, or (iii) as agreed in writing by SoundView, after the date hereof:

               (a) the business of Parent and the Parent Subsidiaries shall be conducted only in the usual, regular and ordinary course and substantially in the same manner as heretofore conducted, and each of Parent and the Parent Subsidiaries shall use all commercially reasonable efforts to preserve its business organization intact, keep available the services of its current officers and employees and maintain its existing relations with Persons having business dealings with it, to the end that the goodwill and ongoing business of each of them shall be unimpaired at the Effective Time;

               (b) neither Parent nor any Parent Subsidiary shall declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock;

               (c) neither Parent nor any Parent Subsidiary shall (i) incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (ii) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

               (d) neither Parent nor any Parent Subsidiary shall pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Parent and the Parent Subsidiaries;

               (e) neither Parent nor any Parent Subsidiary will change any of the accounting methods used by it unless required by GAAP;

               (f) neither Parent nor any Parent Subsidiary will take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Section 9.2 not being satisfied, or would make any representation or warranty of Parent contained herein materially inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of Parent, SoundView, Merger Sub to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

               (g) neither Parent nor any Parent Subsidiary will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

        8.3 ACCESS; CONFIDENTIALITY. Each of SoundView and Parent shall afford to the officers, employees, accountants, counsel and other representatives of Parent, full access to all properties, books, contracts, commitments and records of itself and its subsidiaries and each of Parent and SoundView shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Securities Laws and (b) all other information concerning its business, properties and personnel as the other may reasonably request. Unless otherwise required by law, the party receiving such information will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement to which such party is subject.

        8.4 REASONABLE BEST EFFORTS.

               (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Parent, Merger Sub and SoundView agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate and make effective the Merger and the other Transactions as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity including notification by Parent to the NASD regarding the issuance of additional Parent Shares in the Merger, and (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

               (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Merger and the other Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, SoundView and Parent shall use its reasonable best efforts to effect such transfers, amendments or modifications. SoundView, Parent and Merger Sub shall make, subject to the condition that the transactions contemplated herein actually occur, any undertakings (including undertakings to make divestitures, provided, in any case, that such divestitures need not themselves be effective or made until after the transactions contemplated hereby actually occur) required in order to comply with the antitrust requirements or laws of any governmental entity, including the HSR Act, in connection with the transactions contemplated by this Agreement.

               (c) SoundView and Parent shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, SoundView and Parent shall each request early termination of the HSR Act waiting period.

               (d) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require SoundView, Parent or Merger Sub to commence any litigation against any entity in order to facilitate the consummation of any of the Transactions or to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of any of the Transactions.

        8.5 SHAREHOLDERS MEETING; PROXY STATEMENT/REGISTRATION STATEMENT. If required by Applicable Law in order to consummate the Merger, Parent, acting through its Board of Directors, shall, in accordance with Applicable Law: (a) duly call, give notice of, convene and hold a special meeting of its shareholders as promptly as practicable for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement; and (b) use its reasonable best efforts to solicit from holders of Parent Shares proxies in favor of the Merger and the Merger Agreement and shall take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any vote or consent of shareholders required under Applicable Law.

               (a) Unless registration of the Parent Shares under the Securities Act is not required by Applicable Law in order to solicit the approval, consent or election of stockholders of SoundView, Parent shall promptly prepare and file with the SEC under the Act, a Registration Statement on Form S-4 or other appropriate form (the "S-4 Registration Statement") with respect to the Parent Shares to be issued in S-4 Registration Statement declared effective by the SEC as promptly as practicable. SoundView shall furnish Parent with all information and shall take such other action as may reasonably request in connection with the S-4 Registration Statement.

               If, at any time prior to the Parent shareholders meeting, if any, or the date by which SoundView shareholders are required to elect cash for a portion of their Shares if they do not wish to receive solely Parent Shares, any event should occur relating to or affecting SoundView or Parent, or their respective officers or directors, which event should be described in an amendment or supplement to the S-4 Registration Statement, the parties shall promptly prepare, file and clear with the SEC and, if required by Applicable Law, mail to the shareholders of SoundView and/or Parent such amendment or supplement.

        8.6 NO SOLICITATION OF COMPETING TRANSACTION. (a) Neither SoundView nor any SoundView Subsidiary or Affiliate of SoundView shall (and SoundView shall instruct its officers, directors, employees, representatives and agents of SoundView, each SoundView Subsidiary and each Affiliate of SoundView, including, but not limited to, investment bankers, attorneys and accountants, not to, and shall not permit any of them to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group (other than Parent, any of its Affiliates or representatives) concerning any Acquisition Proposal, SoundView will immediately notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by SoundView, and SoundView will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive (and will immediately provide to Parent copies of any written materials received by SoundView in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. SoundView will promptly provide to Parent any non-public information concerning SoundView provided to any other party which was not previously provided to Parent.

               (b) SoundView's Board of Directors shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal.

        8.7 PUBLICITY. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and SoundView. Thereafter, until the Closing, or the date the Transactions are terminated or abandoned pursuant to Article XII, neither SoundView, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

        8.8 NOTIFICATION OF CERTAIN MATTERS. Each of SoundView and Parent shall give prompt notice to the other, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        8.9 STATE TAKEOVER LAWS. Notwithstanding any other provision in this Agreement, in no event shall the Section 203 Approval be withdrawn, revoked or modified by the Board of Directors of SoundView. If any state takeover statute other than Section 203 of the DGCL becomes or is deemed to become applicable to the Agreement, the acquisition of Shares pursuant to the Merger or the other Transactions, SoundView shall take all action necessary to render such statute inapplicable to all of the foregoing.

        8.10 MERGER SUB COMPLIANCE. Parent shall cause Merger Sub to comply with all of its obligations under or related to this Agreement.

        8.11 EXPENSES. Except as provided elsewhere herein, SoundView shall bear the direct and indirect expenses of SoundView and Parent shall bear the direct and indirect expenses of Parent, incurred in connection with the negotiation and preparation of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

        8.12 APPOINTMENT OF DIRECTOR. Effective upon the Effective Time, the Board of Directors of Parent will appoint Russell Crabs as a member of the Parent Board of Directors.

        8.13 TAX-FREE REORGANIZATION. Neither SoundView nor Parent shall take any action prior to or after the Effective Time which is likely to cause the Merger to fail to qualify as a reorganization within the meaning of the Code.

                                   ARTICLE IX

                                   CONDITIONS

        9.1 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The respective obligations of Parent and Merger Sub to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Parent or Merger Sub, as the case may be, to the extent permitted by Applicable Law.

               (a) CERTIFICATE. The representations and warranties of SoundView set forth in this Agreement shall be true and correct in material respects on and as of the Effective Time with the same force and effect as though the same has been made on and as of the Effective Time (except to the extent they relate to a particular date), SoundView shall have performed in all material respects all of its obligations under this Agreement theretofore to be performed, and Parent shall have received at the Effective Time a certificate to that effect dated the Effective Time and executed by the Chief Executive Officer of SoundView.

               (b) SOUNDVIEW STOCKHOLDER APPROVAL. This agreement and the Merger shall have been duly approved by the holders of a majority of the outstanding Shares in accordance with Applicable Law and the Certificate of Incorporation and By-Laws of SoundView.

               (c) INJUNCTION, REGULATORY ACTION. There shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated.

               (d) S-4 REGISTRATION STATEMENT. Unless registration of the Parent Shares under the Securities Act is not required by Applicable Law in order for holders of Shares who receive Parent Shares in the Merger to dispose of such Parent Shares as are not subject to restrictions on transfer by reason of this Agreement, the S-4 Registration Statement shall have become effective and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and remain in effect and no proceedings for such purpose shall have been initiated or threatened by the SEC and any amendment or supplement to the S-4 Registration Statement required to be prepared, filed and cleared pursuant to Section 8.5 above shall have been so prepared, filed and cleared. If registration of the Parent Shares under the 1933 Act is not required by Applicable Law for the foregoing purposes, Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue Parent Shares in exchange for the Shares in the Merger.

               (e) GOVERNMENT FILINGS AND CONSENTS. Except for the filing of the Certificate of Merger, all governmental filings required to be made prior to the Effective Time by SoundView with, and all governmental consents required to be obtained prior to the Effective Time by

SoundView from any Governmental Entity in connection with the execution and delivery of this Agreement by and the consummation of the transactions contemplated hereby, shall have been made or obtained, and any waiting periods or extensions thereof under HSR Act shall have expired or been terminated.

               (f) RULE 145. Each Affiliate of SoundView shall have executed and delivered to Parent an Affiliate Letter, together with such other documents and instruments as Parent may reasonably request related to compliance with the Securities Act.

               (g) THIRD-PARTY CONSENTS. All required authorizations, consents and approvals of any third party (other than those referred to in Section 9.1(e) above), the failure of which (either individually or in the aggregate) to be obtained would have a Material Adverse Effect on SoundView or the Surviving Company (assuming the Merger had taken place), shall have been obtained.

               (h) OPINIONS OF COUNSEL FOR SOUNDVIEW. Parent shall have received the opinion of Morrison & Foerster LLP, special counsel to SoundView, addressed to Parent and dated the Closing Date, as to the organization, qualification and capitalization of SoundView; authorization, due execution, validity and enforceability of the Merger Agreement, the Employment Agreements and the Put Termination Agreements; and regulatory approvals, in form and substance reasonably satisfactory to Parent.

               (i) TAX OPINION. Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated on or about the date that is either two business days prior to the date the Proxy Statement is first mailed to Parent stockholders if a meeting of Parent stockholders is required, and the date of the Closing, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code and
(iii) no gain or loss will be recognized by a stockholder of SoundView as a result of the conversion of the Shares into Parent Shares pursuant to the terms of the Merger (except with respect to the cash received in lieu of fractional share interests in Parent). In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP will be entitled to rely upon, among other things, representations contained in certificates of SoundView, Merger Sub and Parent in such form as is reasonably satisfactory to such counsel.

               (j) CERTAIN AGREEMENTS. Employment Agreements in substantially the form attached hereto as Exhibit G with each of the individuals named in such Exhibit G and each of the other agreements set forth in such Exhibit G shall be in full force and effect.

               (k) PARENT STOCKHOLDER APPROVAL. If required by the shareholder voting policy of the NASD, this Agreement shall have been duly approved by a majority of the outstanding Parent Shares entitled to vote and voting thereon.

               (l) DISSENTING SHARES. The sum of Dissenting Shares and Old Agreement Securities immediately prior to the Effective Time shall not exceed 10% of the sum of the issued and outstanding Shares immediately prior to the Effective Time.

        9.2 CONDITIONS TO THE OBLIGATIONS OF SOUNDVIEW. The obligation of SoundView to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by SoundView to the extent permitted by applicable law.

               (a) CERTIFICATE. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though the same had been made on and as of the Effective Time (except to the extent they relate to a particular date), Parent and Merger Sub shall have performed in all material respects all of their respective obligations under this Agreement theretofore to be performed, and SoundView shall have received at the Effective Time a certificate to that effect dated the Effective Time and executed by the President of Parent.

               (b) PARENT STOCKHOLDER APPROVAL. If required by the shareholder voting policy of the NASD, this Agreement shall have been duly approved by the holders of a majority of the outstanding Parent Shares entitled to vote and voting thereon.

               (c) INJUNCTION, REGULATORY ACTION. There shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated.

              (d) S-4 REGISTRATION STATEMENT. Unless registration of the Parent Shares under the 1933 Act is not required by Applicable Law in order for holders of Shares who receive Parent Shares in the Merger to dispose of such Parent Shares as are not subject to restricting on transfer by reason of this Agreement, the S-4 Registration Statement shall have become effective and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and remain in effect and no proceedings for such purpose shall have been initiated or threatened by the SEC and any amendment or supplement to the S-4 Registration Statement required to be prepared, filed and cleared pursuant to Section 8.5 above shall have been so prepared, filed and cleared. If registration of the Parent Shares under the 1933 Act is not required by Applicable Law for the foregoing purposes, Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue Parent Shares in exchange for the Shares in the Merger.

              (e) GOVERNMENTAL FILINGS AND CONSENTS. Except for the filing of the Certificate of Merger, all governmental filings required to be made prior to the Effective Time by Parent and Merger Sub with, and all governmental consents required to be obtained prior to the Effective Time by Parent and Merger Sub from, governmental, regulatory and self-regulatory authorities in connection with the execution and deliver of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby shall have been made or obtained, and any waiting periods or extensions thereof under the HSR Act shall have expired or been terminated.

               (f) THIRD-PARTY CONSENTS. All required authorizations, consents and approvals of any third party (other than a governmental or regulatory authority), the failure of which (either individually or in the aggregate) to be obtained would have a Material Adverse Effect on Parent, shall have been obtained.

               (g) OPINIONS OF COUNSEL FOR PARENT. SoundView shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Parent, addressed to SoundView and dated the Closing Date as to the organization, qualification and capitalization of Parent; authorization, issuance and nonassessability of the Parent Shares issuable in the Merger; authorization, due execution, validity and enforceability of the Merger Agreement and the Employment Agreements; and regulatory approvals, in form and substance reasonably acceptable to SoundView.

               (h) TAX OPINION. SoundView shall have received an opinion of Morrison & Foerster LLP, dated the date of the Closing, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization with the meaning of Section 368(a) of the Code, (i) each of Parent, Merger Sub and SoundView will be a party to the reorganization within the meaning of
Section 368(b) of the Code, and (iii) no gain or loss will be recognized by a stockholder of SoundView as a result of the conversion of the Shares into Parent Shares pursuant to the terms of the Merger (except with respect to cash received in lieu of fractional share interests in Parent). In rendering such opinion, Morrison & Foerster LLP will be entitled to rely, among other things, upon representations contained in certificates of SoundView, Parent and Merger Sub in such form as is reasonably satisfactory to such counsel.

               (i) EMPLOYMENT AGREEMENTS. Parent shall have executed and delivered each of the Employment Agreements referred to in Exhibit G to the extent set forth therein and shall not have breached in any material respect any such Employment Agreement executed and delivered by the applicable employee.


                                    ARTICLE X

                              TERMINATION/SURVIVAL

        10.1 TERMINATION. (a) This Agreement may be terminated at any time prior to the Closing as follows:

                             (i) by the mutual written consent of Parent and SoundView;

                             (ii) by Parent or SoundView if it has become reasonably certain that any of the conditions to the other party's obligation to close the transactions contemplated by this Agreement will not be satisfied on or prior to the date set forth in Section 10.1(a)(vii) below and not waived;

                             (iii) by Parent, on the one hand, or by SoundView, on the other hand, if there shall have been a breach of any of the representations and warranties set forth in this Agreement on the part of the other, which breach would, under Section 9.1(a) (in the case of a breach of representation or warranty by SoundView) or Section 9.2(a) (in the case of a breach of representation or warranty by Parent), entitle the party receiving such representations and warranties not to consummate the transactions contemplated hereby and which breach by its nature cannot be cured prior to the date set forth in Section 10.1(a)(vii) below;

                             (iv) by SoundView on the one hand, or by Parent, on the other hand, if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of SoundView (in the case of termination by Parent) or on the part of Parent (in the case of termination by SoundView), which breach shall not have been cured within 20 Business Days following receipt by the breaching party of written notice of such breach from the other;

                             (v) by SoundView if the volume weighted average trading price of the Parent Shares as reported for the primary trading session (currently ending at 4:00 p.m.) on the NNM on each of any five consecutive trading days, the first of which occurs after December 15, 1999 (excluding December 31, 1999 and January 3, 2000) and the last of which occurs prior to the Effective Time, is less than $10 and if SoundView shall have terminated this Agreement in writing within ten days after the foregoing condition shall have first been satisfied;

                             (vi) by Parent if the volume weighted average trading price of the Parent Shares as reported for the primary trading session (currently ending at 4;00 p.m.) on the NNM on each of any five consecutive trading days , the first of which occurs after December 15, 1999 (excluding December 31, 1999 and January 3, 2000) and the last of which occurs prior to the Effective Time, is greater than $25 and if Parent shall have terminated this Agreement in writing within ten days after the foregoing condition shall have first been satisfied; and

                             (vii) at the election of Parent or SoundView, if the Closing shall not occur on or before May 31, 2000.

               Notwithstanding Section 10.1(a)(ii)-(vii) hereof, a party who is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to
Section 10.1(a)(ii)-(vii).

               (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to the other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 10.2.

        10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 10.1, this Agreement (other than Section 8.3 and Article XII) shall forthwith become void and have no effect except that, notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement. In the event of termination of this Agreement, Parent and SoundView shall continue to honor the terms of the Confidentiality Agreements, including the return of all confidential materials.

        10.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS. The respective representations and warranties SoundView and Parent contained herein and in the certificates of SoundView and Parent to be delivered at the Closing shall expire and be terminated and extinguished at the Effective Time.


                                   ARTICLE XI

                                   DEFINITIONS

        11.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

               "Acquisition Proposal" shall mean any proposal or offer to acquire all or a substantial part of the business or properties of SoundView or any SoundView Subsidiary or any capital stock of SoundView or any SoundView Subsidiary, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving SoundView or any Subsidiary, division or operating or principal business unit of SoundView.

               "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC thereunder.

               "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

               "Affiliate Letter" shall mean a letter for use with respect to sales of stock by Affiliates of SoundView who become Affiliates of Parent which is executed and delivered by each Affiliate of SoundView and delivered to Parent pursuant to Section 9.1(f) hereof and which complies as to form with the requirements of SEC Rule 145.

               "Agreement" or "this Agreement" shall mean this Agreement and Plan of Merger, together with the Exhibits and Schedules hereto and the Disclosure Schedule.

               "Applicable Law" means any statute, law, ordinance, rule, public administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Entity applicable to Parent, any Parent Subsidiary, or any Parent Pooled Product, SoundView, any SoundView Subsidiary or any SoundView Pooled Product, or any of their respective properties, assets, officers, directors, partners, members, employees or agents.

               "Balance Sheet Date" shall mean the date of the SoundView Balance Sheet or the Parent Balance Sheet, as the contest may require.

               "Cause" shall mean the relevant employee's (i) neglect, failure or refusal to timely perform the duties of his employment (other than by reason of a physical or mental illness or impairment), or his gross negligence in the performance of his duties, (ii) material breach of any agreements, covenants and representations made in any employment agreement or other agreement with Parent or any of its Subsidiaries, (iii) violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to Parent or any of its Subsidiaries or any material general policy or directive of Parent or any of its Subsidiaries applicable to such employee,
(iv) conviction of, or plea of guilty or nolo contendere to, a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or a felony,
(v) giving or accepting undisclosed material commissions or other payments in cash or in kind in connection with the affairs of Parent or any of its Subsidiaries or their clients, (vi) failure to obtain or maintain any registration, license or other authorization or approval that Parent reasonably believes is required in order for the employee to perform his duties; or (vii) habitual abuse of alcohol or drugs.

               "Confidentiality Agreement" shall mean either the letter agreement dated July 28, 1999 between SoundView and Parent or the letter agreement dated July 28, 1999 between SoundView and Parent or both of them, as the context may require.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

               "DGCL" shall mean the General Corporation Law of the State of Delaware, as now or hereafter amended.

               "Disclosure Schedule" shall mean the disclosure schedule of even date herewith prepared and signed by SoundView or Parent, as the case may be, and delivered to the other simultaneously with the execution hereof.

               "Employment Agreement" means an employment agreement and non-disclosure, non-competition and assignment of inventions agreement substantially in the form of Exhibit G hereto with each of the individuals named on such Exhibit G.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with SoundView or Parent, as applicable, would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

               "GAAP" shall mean United States generally accepted accounting principles.

               "Governmental Documents" means all reports and registration statements filed, or required to be filed, by law, by contract or otherwise, by an entity pursuant to the authority of any Governmental Entity.

               "Governmental Entity" shall mean any nation, state, territory, province, county, city or other unit or subdivision thereof or any entity, authority, agency, department, board, commission, instrumentality, court or other judicial body authorized on behalf of any of the foregoing to exercise legislative, judicial, regulatory or administrative functions of or pertaining to government and, in the case of SoundView, any governmental or non-governmental self-regulatory organization of which SoundView or any SoundView Subsidiary was or is a member or to whose regulations any thereof was or is subject or, in the case of Parent, any governmental or non-governmental self-regulatory organization of which Parent or any Parent Subsidiary was or is a member or to whose regulations any thereof was or is subject.

               "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "Intellectual Property" means all domestic and foreign copyrights, patents, proprietary models, processes, formulas and databases, service marks, Software, know-how, trade names, trademarks and trade secrets, and all registrations or applications for registration of any of the foregoing.

               "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

               "Merger Sub" shall mean W/S Merger Corp, a Delaware corporation which is a wholly owned Subsidiary of Parent.

               "Merger Sub Common Stock" shall mean common stock, par value $.01 per share, of Merger Sub.

               "NASD" shall mean the National Association of Securities Dealers, Inc, NASD Regulation, Inc. or The Nasdaq National Market, Inc., as the context may require.

               "Parent Agreement" shall mean any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any Parent Subsidiary is a party or by which any of them or any of their properties or assets may be bound.

               "Parent Balance Sheet" shall mean the most recent balance sheet of Parent and its consolidated subsidiaries included in the Financial Statements.

               "Parent Board of Directors" shall mean the board of directors of Parent.

               "Parent Common Stock" shall mean shares of common stock par value $0.01 per share, of Parent.

               "Parent Financial Statements" shall mean the financial statements of Parent included in the Governmental Documents.

               "Parent Pooled Products" means each vehicle for collective investment (in whatever form of organization, including in the form of a corporation, company, limited liability company, partnership (limited or general), association, trust or other entity and including each separate portfolio of any of the foregoing) but only during the period with respect to which Parent or any Parent Subsidiary has acted or acts as the sponsor, general partner, managing member, trustee, investment manager, investment adviser (but excluding for all purposes other than its investment advisory services any Parent Pooled Product as to which Parent or such Parent Subsidiary has acted or acts solely in a subadvisory capacity) or in a similar capacity.

               "Parent Subsidiary" shall mean each Person which is a Subsidiary of Parent.

               "Parent's knowledge" or "best knowledge of Parent" shall mean the knowledge that the Chairman and Co-Chief Executive Officer, the Vice Chairman, Co-Chief Executive Officer and President, the Vice Chairman, Founder and Chief Strategist, the Senior Vice President and Chief Financial Officer, the Director of Investment Banking or either of the Co-General Counsels have or would possess after reasonable investigation and inquiry.

               "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

               "Plan" shall mean, with respect to SoundView, a plan, program, agreement, arrangement or program required to be included in the Disclosure Schedule of SoundView pursuant to Section 6.17(a) and with respect to Parent, a plan, program, agreement, management or program required to be included in the Disclosure Schedule of SoundView pursuant to Section 7.17(a).

               "President's Letter" shall mean a letter from the Vice Chairman, Co-Chief Executive Officer and President of Parent to the President and Chief Executive Officer of SoundView dated the date hereof.

               "Proxy Statement" shall mean the proxy statement to be filed by Parent with the SEC if Parent is required by the shareholder voting policy of the NASD to solicit approval of the Merger Agreement, together with all amendments and supplements thereto and including the exhibits thereto.

               "Records" means all records and original documents in the possession of SoundView or any SoundView Subsidiary or Parent or any Parent Subsidiary, as the case may be, which pertain to or have been or are utilized by SoundView or any SoundView Subsidiary or Parent or any Parent Subsidiary, as the case may be, to administer, reflect, monitor, evidence or record information respecting the business or conduct of SoundView or any SoundView Subsidiary including, without limitation, (1) all such records maintained on electronic or magnetic media, or in an electronic database system, and (2) all such records as necessary to comply with any Applicable Law, including, without limitation, any and all records kept in accordance with, or documents filed pursuant to, any Securities Laws.

               "Related Agreements" shall mean the Employment Agreements, the President's Letter, the Put Termination Agreement, the Voting Agreement and the Confidentiality Agreements.

               "Retained Employees" shall mean those persons who were employees of SoundView or any SoundView Subsidiary immediately prior to the Effective Time.

               "S-4 Registration Statement" shall mean the registration statement on Form S-4 or other appropriate form of Parent contemplated by
Article VIII of this Agreement.

               "SEC" shall mean the United States Securities and Exchange Commission.

               "Section 203 Approval" shall mean the action taken by the SoundView Board of Directors referred to in Section 6.5 causing Section 203 of the DGCL not to apply to this Agreement or the other Transactions.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

               "Securities Laws" means the Securities Act; the Exchange Act; the Investment Company Act; the Advisers Act; the securities or "blue sky" laws of any state or territory of the United States; the rules and regulations of the NASD; the Commodity Exchange Act, as amended, and the published rules and regulations of the Commodity Futures Trading Commission promulgated thereunder; and the comparable laws, rules and regulations in effect in any other country.

               "Software" means (i) any and all computer software programs, including all source and object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise,
(iii) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) all domain names and the content contained on the respective Internet site(s), and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

               "SoundView Agreement" shall mean any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which SoundView or any SoundView Subsidiary is a party or by which any of them or any of their properties or assets may be bound.

               "SoundView Board of Directors" shall mean the board of directors of SoundView.

               "SoundView Financial Statements" shall have the meaning given in
Section 6.8.

               "SoundView's knowledge" or "best knowledge of SoundView" shall mean the knowledge that the President and Chief Executive Officer, Chief Financial Officer or Controller of SoundView have or would possess after reasonable investigation and inquiry.

               "SoundView Pooled Products" means each vehicle for collective investment (in whatever form of organization, including in the form of a corporation, company, limited liability company, partnership (limited or general), association, trust or other entity and including each separate portfolio of any of the foregoing) but only during the period with respect to which SoundView or any SoundView Subsidiary has acted or acts as the sponsor, general partner, managing member, trustee, investment manager, investment adviser (but excluding for all purposes other than its investment advisory services any SoundView Pooled Product as to which SoundView or such SoundView Subsidiary has acted or acts solely in a subadvisory capacity) or in a similar capacity.

               "SoundView Subsidiary" shall mean each Person which is a Subsidiary of SoundView.

               "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (b) such party or any other Subsidiary of such party is a general partner, managing member or Person performing similar functions (excluding any such partnership or other entity where such party or any Subsidiary of such party does not have general primary decisional authority in such partnership or other entity).

               "Surviving Corporation" shall have the meaning given in Section 1.1.

               "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto;

               "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

               "Transactions" shall mean the transactions provided for or contemplated by this Agreement and the Related Agreements.

               "Voting Agreement" shall mean a voting agreement (including an irrevocable proxy) in substantially the form attached hereto as Exhibit D by and among Parent and the holders of Shares named on Schedule 5.5.

               "Voting Debt" shall mean indebtedness having general voting rights and debt convertible into securities having such rights.

               11.2 ADDITIONAL DEFINITIONS. The following terms shall have the meaning specified in the indicated section of this Agreement.

        TERM                                                         SECTION
        ----                                                         -------
Agreement....................................................  Preamble
Average Stock Price .........................................  Section 4.1(a)
Certificates.................................................  Section 4.2(b)
Cash Value per Share.........................................  Section 4.1(b)
Closing......................................................  Section 1.4
Code.........................................................  Recitals
Dissenting Shares............................................  Section 4.1(a)
DGCL.........................................................  Section 1.1
Effective Time...............................................  Section 1.2
Electing Shares..............................................  Section 4.1(a)
Exchange Agent...............................................  Section 4.2(a)
Exchange Rate Period ........................................  Section 4.1(a)
Exchange Ratio...............................................  Section 4.1(a)
Form of Election.............................................  Section 5.2
Fractional Securities Fund...................................  Section 4.3
Merger.......................................................  Section 1.1
Merger Sub...................................................  Preamble
NNM..........................................................  Section 4.1(a)
Non-Electing Shares..........................................  Section 4.1(a)
Old Agreement Securities.....................................  Section 5.8
Parent.......................................................  Preamble
Parent Common Stock .........................................  Section 4.1(a)
Parent Companies.............................................  Section 4.1(a)
Parent Common Stock Options..................................  Section 4.1(f)
Parent Permits...............................................  Section 7.9(b)
Parent Rights................................................  Section 4.1(a)
Parent Rights Agreement......................................  Section 4.1(a)
Parent Shares................................................  Section 4.1(a)
Parent Technology Systems ...................................  Section 7.15
Pub Agreement................................................  Section 8.5
Retention Shares.............................................  Section 5.7
S-4 Registration Statement...................................  Section 8.5
Shares.......................................................  Section 4.1(a)

SoundView....................................................  Preamble
SoundView Balance Sheet......................................  Section 6.8
SoundView Common Stock.......................................  Section 4.1(a)
SoundView Financial Statements...............................  Section 6.8
SoundView Stock Options......................................  Section 4.1(f)
SoundView Permits............................................  Section 6.9(b)
SoundView Stock Option Plan(s)...............................  Section 4.1(f)
SoundView Technology Systems.................................  Section 6.15
SoundView Merger Exchange Fund...............................  Section 4.2(a)
Surviving Corporation........................................  Section 1.1

                                   ARTICLE XII

                                  MISCELLANEOUS

        12.1 DISPUTES. Except for requests for injunctive relief, specific performance or enforcement of the award of an arbitrator, all disputes arising in connection with this Agreement shall be resolved by binding arbitration in accordance with the applicable rules of the American Arbitration Association. The arbitration shall be held in the State of New York before a single arbitrator selected in accordance with Section 12 of the American Arbitration Association Commercial Arbitration Rules who shall have substantial business experience in the investment banking industry, and shall otherwise be conducted in accordance with such association's Commercial Arbitration Rules. The award of such arbitrator shall be enforceable in any court having jurisdiction over the parties to such arbitration.

        12.2 AMENDMENTS; EXTENSION; WAIVER. Subject to compliance with Applicable Law, this Agreement may be amended, altered or modified by written instrument executed by each of the parties hereto without any requirement that the stockholders of any party hereto approve any amendment that does not materially decrease the consideration provided by this Agreement to such stockholders; PROVIDED, HOWEVER, that SoundView may waive in writing the performance by Parent of any of its representations, warranties, covenants or other agreements and that Parent may waive in writing the performance by SoundView of any of its representations, warranties covenants or other agreements.

        12.3 ENTIRE AGREEMENT. This Agreement (including Exhibits, Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant hereto) and the Related Agreements constitutes the entire understanding and agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

        12.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. Each party understands and agrees that it will be irreparably damaged in the event this Agreement is not specifically enforced. Each party, therefore, agrees that in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which a party may have.

        12.5 INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit, Annex or Schedule, such reference shall be to a Section of or Exhibit, Annex or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

        12.6 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        12.7 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by telecopy (with confirmation), (c) mailed by certified or registered mail (return receipt requested) or (d) delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

   If to Parent:

          Wit Capital Group, Inc.
          826 Broadway
          New York, New York 10003
          Telecopy: (212) 253-4650
          Attention:    Ronald Readmond
                        Vice Chairman, Co-Chief Executive Officer and President

   With copies to:

          Wit Capital Group, Inc.
          826 Broadway
          New York, New York 10003
          Telecopy: (212) 253-5289
          Attention:    Lloyd H. Feller
                        Senior Vice President and Co-General Counsel

          and

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, New York  10022
          Telecopy:  (212) 735-2000
          Attention:    Richard T. Prins, Esq.

    If to SoundView:

           SoundView Technology Group, Inc.
           22 Gatehouse Road
           Stamford, Connecticut  06902
           Telecopy:  (203) 462-7244
           Attention:    Russell D. Crabs
                         President and Chief Executive Officer


    With copies to:

           SoundView Technology Group, Inc.
           22 Gatehouse Road

           Stamford, Connecticut  06902
           Telecopy:  (203) 462-7244
           Attention:    Curtis L. Synder
                         Managing Director, Chief Operating Officer and
                         Chief Financial Officer

           and

           Morrison & Foerster LLP
           1290 Avenue of the Americas
           New York, New York  10104
           Telecopy:  (212) 468-7900
           Attention:    Lorraine Massaro, Esq.



        12.8 BINDING EFFECT; PERSONS BENEFITTING; NO ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective heirs, legal representatives, estates, executors, successors and permitted assigns of the parties and such persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective heirs, legal representatives, estates, executors, successors and permitted assigns any right, remedy or claim under or by reason of their Agreement or any part hereof. Without the prior written consent of each of the other parties hereto, this Agreement and the rights hereunder may not be assigned by any of the parties hereto.

        12.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

        12.10 GOVERNING LAW. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

        12.11 JURISDICTION; WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Subject to the arbitration requirements of Section 12.1 hereof, all actions arising under or relating to this Agreement shall be brought exclusively in the Federal District Court for Delaware, the Southern District of New York, the District of Connecticut or in any Delaware New York or Connecticut State Court sitting in such district and having subject matter jurisdiction over such matters, and each of the parties hereto consents and agrees to personal jurisdiction, and waives any objection as to the venue, of such courts for purposes of such action. The parties to this Agreement agree to waive any right to a jury trial as to all disputes and any right to seek punitive or consequential damages.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


WIT CAPITAL GROUP, INC.


By:  /s/  MARK LOEHR
     --------------------------------------
     Name:  Mark Loehr
     Title: Director of Investment Banking


SOUNDVIEW TECHNOLOGY GROUP, INC.


By:  /s/  RUSSELL CRABS
     --------------------------------------
     Name:  Russell Crabs
     Title: President


W/S MERGER CORP.


By:  /s/  MARK LOEHR
     --------------------------------------
     Name:  Mark Loehr
     Title: Vice President, Treasurer and Secretary